Exhibit 10.14
Execution
OFFICE LEASE
BETWEEN
TRANSWESTERN BRICKSTONE SQUARE, L.L.C., AS LANDLORD
AND
SIGE SEMICONDUCTOR, INC., AS TENANT
BRICKSTONE SQUARE
ANDOVER, MASSACHUSETTS

TABLE OF CONTENTS

1. Definitions	1
2. Lease Grant/Possession	4
3. Use	5
4. Rent	6
5. Security Deposit	8
6. Services to be Furnished by Landlord	8
7. Leasehold Improvements; Tenant’s Property	9
8. Signage	10
9. Maintenance, Repairs and Alterations	10
10. Use of Electrical Services by Tenant	11
11. Assignment and Subletting	12
12. Mechanic’s Liens	14
13. Insurance	14
14. Indemnity	16
15. Damages from Certain Causes	17
16. Casualty Damage	17
17. Condemnation	18
18. Events of Default	18
19. Remedies	18
20. No Waiver	22
21. Peaceful Enjoyment	22

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22. Substitution	22
23. Holding Over	22
24. Subordination to Mortgage; Estoppel Certificate	22
25. Notice	23
26. Surrender of Premises	23
27. Rights Reserved to Landlord	24
28. Miscellaneous	24
29. No Offer	26
30. Entire Agreement	26
31. Limitation of Liability	26
32. Landlord’s Default	27
33. OFAC Certification	27
EXHIBIT A — OUTLINE AND LOCATION OF PREMISES
EXHIBIT B — RULES AND REGULATIONS
EXHIBIT C — PAYMENT OF BASIC COSTS
EXHIBIT D — WORK LETTER
EXHIBIT E — ADDITIONAL PROVISIONS
EXHIBIT F — COMMENCEMENT LETTER
EXHIBIT G — TENANT’S PARKING AREA
EXHIBIT H — OFFER SPACE
EXHIBIT I — CLEANING SPECIFICATIONS

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OFFICE LEASE
     This Office Lease (the “Lease”) is made and entered into on this the 31st day of January, 2011, between TRANSWESTERN BRICKSTONE SQUARE, L.L.C., a Delaware limited liability company (“Landlord”), and SIGE SEMICONDUCTOR, INC., a Delaware corporation (“Tenant”).
W I T N E S S E T H:
     1. Definitions. The following are definitions of some of the defined terms used in this Lease. The definitions of other defined terms are found throughout this Lease.
          A. “Additional Rent” shall mean Tenant’s Pro Rata Share (as hereinafter defined) of Basic Costs (hereinafter defined) and Tenant’s Pro Rata Share of Taxes (hereinafter defined) and any other sums (exclusive of Base Rent) that are required to be paid to Landlord by Tenant hereunder, which sums are deemed to be Additional Rent under this Lease.
          B. “Base Rent”: Base Rent shall be paid according to the following schedule, subject to the provisions of Section 4 hereof. For the purposes of this Section 1B, “Lease Year” shall mean the twelve (12) month period commencing on the Commencement Date, and on each anniversary of the Commencement Date (or portion thereof ending on the Expiration Date); provided, however, that if the Commencement Date is not the first day of a calendar month, the first Lease Year shall end at midnight on the last day of the calendar month which includes the first anniversary of the Commencement Date; and provided further that the Free Rent Period (defined below) shall be included in the first (1st) Lease Year and the last or fifth (5th) Lease Year shall include the additional period through the Expiration Date (defined below).

		MONTHLY
PERIOD	ANNUAL BASE RENT	INSTALLMENTS OF BASE RENT
First Lease Year*	$200,475.00	$16,706.25
Second Lease Year	$206,550.00	$17,212.50
Third Lease Year	$212,625.00	$17,718.75
Fourth Lease Year	$218,700.00	$18,225.00
Fifth Lease Year	$224,775.00	$18,731.25

*	Free Rent Period. Notwithstanding the foregoing, Tenant shall be entitled to an abatement of the monthly installments of Base Rent (but not any other amounts due hereunder, such as Tenant’s Pro Rata Share of Basic Costs and Taxes as and to the extent same are payable pursuant hereto), or so-called “free rent” period, for the first (1st) three (3) full calendar months following the Commencement Date (e.g., anticipated to be May, June and July, 2011) set forth above (“Free Rent Period”), so long as Tenant is not in default of this Lease beyond any applicable notice or cure period(s).
The Base Rent due for the first month during the Lease Term (hereinafter defined) shall be paid by Tenant to Landlord contemporaneously with Tenant’s execution hereof.
          C. “Base Year” shall mean calendar year 2011 with respect to Basic Costs (as defined on Exhibit C attached hereto) and the Tax Fiscal Year 2012 (e.g., ending June 30, 2012) with respect to Taxes (as defined on Exhibit C attached hereto).
          D. “Basic Costs” is defined in Exhibit C attached hereto.
          E. “Broker” shall mean, collectively, Colliers Meredith & Grew and CresaPartners.
          F. “Building” shall mean the office building at 200 Brickstone Square, Andover, Massachusetts, at the Project currently known as “Brickstone Square”.
          G. “Business Day(s)” shall mean Mondays through Fridays exclusive of the “Normal Business Holidays” which shall consist of New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day (and the following day when any such day occurs on Sunday).
          H. “Common Areas” shall mean those areas located within the Building or on the Property designated by Landlord, from time to time, for the common use or benefit of tenants generally and/or the public.
          I. “Default Rate” shall mean the lower of (i) ten percent (10%) per annum, or (ii) the highest rate of interest from time-to-time permitted under applicable federal and state law.
          J. Intentionally Omitted.
          K. “Lease Term” shall mean a period of sixty-two (62) months commencing on May 1, 2011 (the “Commencement Date”) and, unless sooner terminated as provided herein, ending on June 30, 2016 (the “Expiration Date”).
          L. “Normal Business Hours” for the Building shall mean 8:00 a.m. to 6:00 p.m. Mondays through Fridays, and 8:00 a.m. to 1:00 p.m. on Saturdays, exclusive of Normal Business Holidays.
          M. “Notice Addresses” shall mean the following addresses for Tenant and Landlord, respectively:
Tenant:
SiGe Semiconductor
1050 Morrison Drive, Suite 100
Ottawa, ON K2h 8K7
Attn: Facilities

Landlord:
c/o CB Richard Ellis/New England
200 Brickstone Square, Andover MA 01810
Attn: General Manager
with a copy to:
Transwestern Investment Company
150 North Wacker Drive, Suite 800
Chicago, IL 60606
Attn: Owner’s Representative
and to:
Drane, Freyer and Lapins
150 North Wacker Drive
8th Floor
Chicago, IL 60606
Attn: Wendy Freyer, Esq.
Payments of Rent only shall be made payable to the order of:
Transwestern Brickstone Square, L.L.C.
at the following address:
Transwestern Brickstone Square, L.L.C.
c/o CB Richard Ellis/New England
111 Huntington Avenue, Boston MA 02199
or such other name and address as Landlord shall, from time to time, designate in writing.
          N. “Permitted Use” shall mean general office use which shall include, upon reasonable prior written notice to Landlord, R&D, development and testing (including electronic testing) laboratories or any other lawful use consistent with the use, operation and character of the Project as a first-class office building project and not in violation of any then current restrictions on Landlord, and no other use or purpose.
          O. “Premises” shall mean the office space located within the Building and outlined on Exhibit A to this Lease. If the Premises include one or more floors in their entirety, all corridors and restroom facilities located on such full floor(s) shall be considered part of the Premises.

          P. “Project” shall mean the buildings known and numbered as 100,200 and 300 Brickstone Square and the other buildings and improvements (including parking facilities) and common areas and facilities serving same from time to time known as Brickstone Square.
          Q. “Property” shall mean the Project and the parcel(s) of land on which it is located, other improvements located on such land, adjacent parcels of land that Landlord operates jointly with the Project, and other buildings and improvements located on such adjacent parcels of land included therein.
          R. “Rentable Area in the buildings within the Project” shall mean 972,777 square feet (which Rentable Area does not include the cafeteria or fitness center currently located within the Project).
          S. “Rentable Area in the Premises” shall mean 12,150 square feet. Landlord and Tenant each have had the opportunity to review such Rentable Area calculation with respect to the Premises, which was calculated substantially in accordance with the methods of measuring rentable area described in the American National Institute Publication ANSI Z65.1-1996, as promulgated by the Building Owners and Managers Association.
          T. “Security Deposit” shall mean the sum of Thirty-Five Thousand Four Hundred Thirty-Seven and 50/100 Dollars ($35,437.50). The Security Deposit shall be paid by Tenant to Landlord contemporaneously with Tenant’s execution hereof.
          U. “Tax Fiscal Year” shall mean the 12-month fiscal year for the Town of Andover, Massachusetts, which currently commences on July 1 of each calendar year and ends on June 30 of each subsequent calendar year.
          V. “Taxes” is defined in Exhibit C attached hereto.
          W. “Tenant’s Pro Rata Share” shall mean one and one-quarter percent (1.25%).
     2. Lease Grant/Possession.
          A. Subject to and upon the terms herein set forth, Landlord leases to Tenant and Tenant leases from Landlord the Premises on an “as is”, “where-is” basis (except as may otherwise expressly be set forth herein), together with the right, in common with others, to use the Common Areas. By taking possession of the Premises, Tenant is deemed to have accepted the Premises and agreed that the Premises is in good order and satisfactory condition, with no representations or warranties of any kind or nature, expressed or implied, by Landlord as to the condition of the Premises or the Building or suitability thereof for Tenant’s use (except as may otherwise expressly be set forth herein). Notwithstanding the foregoing, Landlord shall deliver the Premises on the Commencement Date with the building systems (including mechanical, plumbing, electrical, and HVAC systems) serving the Premises in good working order.
          B. Notwithstanding anything to the contrary contained in this Lease, if Landlord is unable to tender possession of any portion of the Premises on the date possession is to be delivered due, by way of example and not limitation, the termination of the sublease pursuant to which Tenant is currently occupying the Premises and the holding over of the direct tenant, this Lease shall not be void or voidable or otherwise affected and Tenant shall have no claim for damages against Landlord. Landlord shall use reasonable efforts to regain possession of the Premises in order to deliver the same to Tenant. If the Commencement Date as set forth in Section 1K is a specified date, the Commencement Date shall be postponed until the date Landlord delivers possession of the Premises to Tenant, the Expiration Date shall, at the option of Landlord, correspondingly be postponed on a per diem basis, and, upon the determination of the actual Commencement Date and the actual Expiration Date, Landlord and Tenant shall each execute and promptly deliver a Commencement Letter in the form of Exhibit F attached hereto.
          C. Intentionally Omitted.
          D. Tenant shall have, as appurtenant to the Premises, the nonexclusive right to use and to permit its invitees to use in common with others, public or common lobbies, hallways, stairways, passenger elevators and sanitary facilities in the Building necessary for Tenant’s use and occupancy of the Premises, and the sidewalks and driveways and (as provided in this Lease) the parking facilities serving the Project. Such rights shall always be subject to reasonable rules and regulations from time to time established by Landlord by prior written notice, and shall be subject to the right of Landlord to designate and change from time to time areas and facilities to be so used. During Normal Business Hours, the Building shall be open and access to the Premises shall be freely available, subject to interruption due to causes beyond Landlord’s reasonable control. During periods other than Normal Business Hours, Landlord shall provide means of access to the Premises, subject to security restrictions on such access, twenty-four (24) hours a day, seven (7) days a week. Access to the Premises during Normal Building Operating Hours and at other times shall always be subject to reasonable rules and regulations therefor from time to time established by Landlord by prior written notice. Tenant acknowledges that, in all events, Tenant is responsible for providing security to the Premises and its own personnel, and, to the maximum extent this agreement may be made effective according to law, Tenant shall indemnify, defend with counsel of Landlord’s selection, and save Landlord harmless from any claim for injury to person or damage to property asserted by any personnel, employee, guest, invitee or agent of Tenant which is suffered or occurs in or about the Premises or in or about the Building or the Project by reason of the act of any intruder or any other person in or about the Premises or the Building or the Project.
          E. Current Condition. Landlord warrants and represents to Tenant that, as of the date hereof, it has received no written notice, and otherwise has no actual knowledge, that the Premises is in violation of any applicable governmental regulations, ordinances, and/or laws existing as of the date hereof (including, but not limited to, any laws pertaining to disabled access or persons (including, without limitation, the Americans With Disabilities Act (the “ADA”)) and laws pertaining to hazardous materials, and that Landlord has no knowledge of any hazardous materials in the Premises in violation of any applicable laws as of the date hereof.
     3. Use. The Premises shall be used for the Permitted Use and for no other purpose. Tenant agrees not to use or permit the use of the Premises for any purpose which is illegal or dangerous, which creates a nuisance or which would increase the cost of insurance coverage with respect to the Building. Tenant will conduct its business and control its agents, servants, employees, customers, licensees, and invitees in such a manner as not to interfere with or disturb other tenants or Landlord in the management of the Project or Property. Tenant will maintain the Premises in a clean and healthful condition, and comply with all laws, ordinances, orders, rules and regulations of any governmental entity with reference to the use, condition, configuration or occupancy of the Premises. Tenant shall not, and shall not allow its employees, agents, contractors or invitees, to bring into the Building or the Premises any dangerous or hazardous materials, except for customary office and cleaning supplies, provided Tenant uses, stores and disposes of the same in compliance with all applicable law. Should Tenant bring use, store or treat any dangerous or hazardous materials in or upon the Premises or the Building, Tenant shall, at Landlord’s reasonable request, provide Landlord with relevant information relating to such materials (e.g., a copy of its most current materials list and transportation and removal manifests) and shall indemnify and hold Landlord harmless from all claims, liens, losses, damages and expenses, including without limitation reasonable attorneys’ fees and expenses, resulting from any use, storage or release of such materials at the Premises in violation of any applicable law. Tenant, at its expense, will comply with the rules and regulations of the Building attached hereto as Exhibit B and such other rules and regulations adopted and altered by Landlord from time-to-time and will cause all of its agents, employees, invitees and visitors to do so. All such changes to rules and regulations will be reasonable and shall be sent by Landlord to Tenant in writing. In the event of a conflict between the rules and regulations and the terms of this Lease, the terms of this Lease shall control. Landlord shall not knowingly enforce the rules and regulations against Tenant in a discriminatory manner.
     4. Rent.
          A. Tenant covenants to pay to Landlord during the Lease Term, without any setoff or deduction except as may be otherwise expressly provided herein, the full amount of all Base Rent and Additional Rent due hereunder and the full amount of all such other sums of money as shall become due under this Lease, all of which hereinafter may be collectively called “Rent.” In addition, Tenant shall pay, as Additional Rent, all rent, sales and use taxes or other similar taxes, if any, levied or imposed by any city, state, county or other governmental body having authority, such payments shall be equitably allocated as reasonably determined by Landlord, and shall be in addition to all other payments required to be paid to Landlord by Tenant under this Lease. Such payments shall be paid concurrently with the payments of the Rent on which the tax is based. Base Rent and Additional Rent for each calendar year or portion thereof during the Lease Term, shall be due and payable in advance in monthly installments on the first day of each calendar month during the Lease Term, without demand. If the Lease Term commences on a day other than the first day of a month or terminates on a day other than the last day of a month, then the installments of Base Rent and Additional Rent for such month or months shall be prorated, based on the number of days in such month. All amounts received by Landlord from Tenant hereunder shall be applied first to the earliest accrued and unpaid Rent then outstanding. Tenant’s covenant to pay Rent shall be independent of every other covenant set forth in this Lease.
          B. To the extent allowed by law, all installments of Rent not paid when due shall bear interest at the Default Rate from the date due until paid, provided, Tenant shall be entitled to a grace period of five (5) business days after notice from Landlord with respect to the first two (2) late payments in any calendar year. In addition, if Tenant fails to pay any installment of Base Rent and Additional Rent or any other item of Rent when due and payable hereunder, a “Late Charge” equal to five percent (5%) of such unpaid amount will be due and payable immediately by Tenant to Landlord, provided, Tenant shall be entitled to a grace period of five (5) business days after notice from Landlord with respect to the first two (2) late payments in any calendar year.
          C. The Additional Rent payable hereunder shall be adjusted from time-to-time in accordance with the provisions of Exhibit C attached hereto.

     5. Security Deposit. During the Lease Term, and any extensions thereof, and for sixty (60) days after the expiration of the Lease Term, or for so long thereafter as Tenant is in possession of the Premises (or any portion thereof) or has unsatisfied obligations under this Lease to Landlord, the Security Deposit shall be held by Landlord without liability for interest and as security for the full and timely performance by Tenant of Tenant’s covenants and obligations under this Lease, it being expressly understood that the Security Deposit shall not be considered an advance payment of Rent or a measure of Tenant’s liability for damages in case of any failure by Tenant to perform any of Tenant’s covenants or obligations hereunder. Landlord shall not be required to keep the Security Deposit separate from its other accounts, shall have no fiduciary responsibilities or trust obligations whatsoever with regard to the Security Deposit. Tenant shall have no right to require Landlord to so draw and apply the Security Deposit, nor shall Tenant be entitled to credit the same against Rent or other sums payable hereunder. Landlord may, from time-to-time, without prejudice to any other remedy, use the Security Deposit to the extent necessary to cure or attempt to cure, in whole or in part, any failure by Tenant to perform any of Tenant’s covenants or obligations hereunder, without waiving any rights or remedies as a result such failure. Following any such application of the Security Deposit, Tenant shall pay to Landlord within ten (10) business days after demand the amount so applied in order to restore the Security Deposit to its original amount. If Tenant does not have any unsatisfied obligations hereunder at the termination of this Lease (or thereafter if Tenant is in possession of the Premises (or any portion thereof)), the balance of the Security Deposit remaining after any such application shall be returned by Landlord to Tenant within sixty (60) days thereafter. If Landlord transfers its interest in the Premises during the Lease Term, Landlord shall assign the Security Deposit to the transferee and thereafter shall have no further liability for the return of such Security Deposit. At Tenant’s option, Tenant may elect to replace the Security Deposit with a clean, irrevocable letter of credit in the amount of the Security Deposit satisfactory in form and content to Landlord and issued by an FDIC insured bank located in Boston reasonably satisfactory to Landlord in favor of the Landlord which Landlord may hold subject to the terms and conditions hereof as if same was the Security Deposit. If the Security Deposit is in the form of a letter of credit, during the entire Term hereof, including any extension thereof, Tenant shall cause said letter of credit to be renewed, satisfactory in form and content to Landlord, no later than thirty (30) days prior to the date of expiration of same. Without limiting any other remedies of Landlord, in the event that Tenant fails to renew any letter of credit given hereunder at least thirty (30) days prior to the date of expiration thereof, then Landlord shall have the right to draw down the entire amount of said letter of credit and hold such sums as a cash deposit. In the event of a change of circumstance relating to the bank issuing the letter of credit, or Landlord otherwise reasonably believes the financial conditions of the issuing bank has been degraded, Landlord reserves the right to require Tenant to replace the letter of credit from time to time with a substitute similar letter of credit issued by another bank satisfactory to Landlord.
     6. Services to be Furnished by Landlord.
          A. Landlord shall furnish the following services: (i) heating and air conditioning during Normal Business Hours to provide a temperature condition required, in Landlord’s commercially reasonable judgment, for comfortable occupancy of the Premises (approximately between 68° — 72° (F) during seasonal weather conditions) under normal business operations and consistent with buildings in the local market comparable to the Building; provided that Tenant shall be responsible for the electricity necessary to operate the air conditioning serving the Premises during any period when such service is separately metered pursuant to the last sentence of Section 10; (ii) water for drinking, and, subject to Landlord’s approval, water at Tenant’s expense for any private restrooms and office kitchen requested by Tenant; (iii) janitorial service in the Premises and Common Areas on Business Days pursuant to the Cleaning Specifications attached hereto as Exhibit I as the same may be amended in a commercially reasonable manner from time to time; (iv) electricity to the Premises for general office use, in accordance with and subject to the terms and conditions of Section 10 of this Lease and (v) passenger elevator service, 24 hours a day, 7 days a week; and freight elevator service on Business Days, upon request of Tenant and subject to scheduling and charges by Landlord.
          B. If Tenant requests any other utilities or Building services in addition to those identified in Section 6A, or any of the above utilities or Building services in frequency, scope, quality or quantities substantially greater than the standards set by Landlord for the Building, then Landlord shall use reasonable efforts to attempt to furnish Tenant with such additional utilities or Building services. Landlord may impose a reasonable charge for such additional utilities or Building services, which shall be paid monthly by Tenant as Additional Rent on the same day that the monthly installment of Base Rent is due.
          C. Except as may be otherwise expressly provided herein, the failure by Landlord to any extent to furnish, or the interruption or termination of utilities and Building services identified in Section 6A in whole or in part, resulting from adherence to laws , regulations and administrative orders, wear, use, repairs, improvements, alterations or any causes shall not render Landlord liable in any respect nor be construed as an actual or constructive eviction of Tenant, nor give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement hereof, except as otherwise expressly provided in this Lease.
          D. Notwithstanding anything to the contrary contained in this Section 6, if: (i) Landlord ceases to furnish any service in the Building for a period in excess of five (5) consecutive Business Days after Tenant notifies Landlord of such cessation (the “Interruption Notice”); (ii) such cessation does not arise as a result of an act or omission of Tenant (or its employees, contractors, invitees or agents); (iii) such cessation is not caused by a fire or other casualty (in which case Section 16 shall control); (iv) such cessation of service is the result of causes, events or circumstances within the Landlord’s reasonable control and the cure of such interruption is within Landlord’s reasonable control ; and (v) as a result of such cessation, the Premises or a material portion thereof, is rendered untenantable and Tenant in fact ceases to use the Premises, or material portion thereof, then Tenant , as its sole remedy, shall be entitled to receive an abatement of Base Rent payable hereunder during the period beginning on the sixth (6th) consecutive Business Day after Landlord’s receipt of the Interruption Notice and ending on the day when the service in question has been restored. In the event the entire Premises has not been rendered untenantable by the cessation in service, the amount of abatement that Tenant is entitled to receive shall be equitably prorated based upon the portion of the Premises so rendered untenantable and not used by Tenant.
     7. Leasehold Improvements; Tenant’s Property. All fixtures, equipment, improvements and appurtenances attached to, or built into, the Premises at the commencement of or during the Lease Term, whether or not by, or at the expense of, Tenant (“Leasehold Improvements”), shall be and remain a part of the Premises; shall be the property of Landlord;

and shall not be removed by Tenant except as expressly provided herein. All unattached and moveable partitions, trade fixtures, moveable equipment or furniture located in the Premises and acquired by or for the account of Tenant , without expense to Landlord, which can be removed without structural or material damage to the Building or Premises, and all personalty brought into the Premises by Tenant (“Tenant’s Property”) shall be owned and insured by Tenant; provided, however, Tenant’s Property shall include such items even if purchased in whole or part with the Improvement Allowance (as defined below). Landlord may, nonetheless, at any time prior to, or within one (1) month after, the expiration or earlier termination of this Lease or Tenant’s right to possession of the Premises: require Tenant to remove any Leasehold Improvements (the “Required Removables”) at Tenant’s sole cost. Upon the termination of the Lease Term or the sooner termination of Tenant’s right to possession of the Premises , Tenant shall remove Tenant ‘s Property, all electronic, phone and data cabling exclusively serving the Premises (whether such cabling is located within or outside of the Premises), and all Required Removables. Tenant shall, at its sole cost and expense, repair any damage caused by such removal and perform such other work as is reasonably necessary to restore the Premises to the same (or better) condition as they were on the Commencement Date, subject to damage by casualty and taking as provided herein. If Tenant fails to remove any of the foregoing items or to perform any required repairs and restoration, (i) Landlord, at Tenant’s sole cost and expense, may remove the same (and repair any damage occasioned thereby) and dispose thereof or deliver such items to any other place of business of Tenant, or warehouse the same, and Tenant shall pay the cost of such removal, repair, delivery, or warehousing of such items within five (5) days after demand from Landlord and (ii) such failure shall be deemed a holding over by Tenant under Section 23 hereof until such failure is rectified by Tenant or Landlord. Notwithstanding the foregoing, Tenant shall remove, at its own expense and subject to its repair and restoration obligations hereunder, all laboratory equipment, the emergency generator (UPS) and transformers installed by Tenant or Tenant’s predecessor-in-interest, Palm, with Tenant representing and warranting to Landlord that Tenant has the right, title and interest in the foregoing equipment. Notwithstanding the foregoing, Tenant shall not be required to remove any existing walls in the laboratory portion of the Premises.
     8. Signage. Tenant shall not install any signage visible from the exterior of the Premises; all signage shall be in the standard graphics for the Building and no others shall be used or permitted without Landlord’s prior written consent. Landlord shall provide building standard suite and lobby directory signage, along with a building standard identification panel on the exterior monument sign of 200 Brickstone Square.
     9. Maintenance, Repairs and Alterations.
          A. Except to the extent such obligations are imposed upon Landlord hereunder, Tenant shall, at its sole cost and expense, maintain the Premises (including, without limitation, any supplemental electrical or HVAC systems serving Tenant’s computer facilities, audio/visual, computer, data or telecommunications systems, special security systems, interior bathrooms, kitchens and kitchen appliances) in good order, condition and repair throughout the entire Lease Term. Tenant agrees to keep the areas visible from outside the Premises in a neat, clean and attractive condition at all times. Tenant shall, within thirty (30) days after Landlord’s written demand therefor, reimburse Landlord for the cost of all repairs, replacements and alterations (collectively, “Repairs”) in and to the Premises, Building and Property and the

facilities and systems thereof if the need for which Repairs arises out of (1) Tenant’s use or occupancy of the Premises, (2) the installation, removal, use or operation of Tenant’s Property or Required Removables, (3) the moving of Tenant’s Property and Required Removables into or out of the Building, (4) any Alterations (hereinafter defined) or other work performed by or on behalf of Tenant pursuant to the terms and conditions of this Lease and/or the Work Letter attached hereto as Exhibit D (subject to any construction allowance) or (5) the act, omission, misuse or negligence of Tenant, its agents, contractors, employees or invitees.
          B. Tenant shall not make or allow to be made any alterations, additions or improvements to the Premises (collectively, “Alterations”), without first obtaining the written consent of Landlord. Prior to commencing any Alterations and as a condition to obtaining Landlord’s consent, Tenant shall deliver to Landlord plans and specifications acceptable to Landlord; names and addresses of contractors acceptable to Landlord in its commercially reasonable discretion; copies of contracts; necessary permits and approvals; evidence of contractor’s and subcontractor’s insurance in accordance with Section 13 hereof; and a payment bond or other security, all in form and amount satisfactory to Landlord. Tenant shall be responsible for insuring that all such persons procure and maintain insurance coverage against such risks, in such amounts and with such companies as Landlord may reasonably require. All Alterations shall be constructed in a good and workmanlike manner using new materials of equal or greater quality then those then currently used in the Building. Landlord, to the extent reasonably necessary to avoid any disruption to the tenants and occupants of the Building, shall have the right to designate the time when any Alterations may be performed and to otherwise designate reasonable rules, regulations and procedures for the performance of work in the Building. Upon completion of the Alterations, Tenant shall deliver to Landlord “as-built” plans, contractor’s affidavits and full and final waivers of lien and receipted bills covering all labor and materials. All Alterations shall comply with the insurance requirements and with applicable codes, ordinances, laws and regulations. Tenant shall reimburse Landlord upon demand for all reasonable sums, if any, expended by Landlord for third party examination of the architectural, mechanical, electrical and plumbing plans for any Alterations. In addition, if Landlord so requests, Landlord shall be entitled to oversee the construction of any Alterations that may affect the structure of the Building or any of the mechanical, electrical, plumbing or life safety systems of the Building. If Landlord elects to oversee such structural work, Landlord shall be entitled to receive a fee for such oversight in an amount equal to five percent (5%) of the cost of such Alterations. Landlord’s approval of Tenant’s plans and specifications for any Alterations performed for or on behalf of Tenant shall not be deemed to be representation by Landlord that such plans and specifications comply with applicable insurance requirements, building codes, ordinances, laws or regulations or that the Alterations constructed in accordance with such plans and specifications will be adequate for Tenant’s use.
     10. Use of Electrical Services by Tenant. All electricity used by Tenant in the Premises shall be paid for by Tenant by a separate charge billed directly to Tenant by the utility provider or by Landlord based on Landlord’s reading of sub- or check-meters and payable by Tenant as Additional Rent within thirty (30) days after billing. Landlord shall have the right at any time and from time-to-time during the Lease Term to contract for electricity service from such providers of such services as Landlord shall elect (each being an “Electric Service Provider”). Tenant shall cooperate with Landlord, and the applicable Electric Service Provider, at all times and, as reasonably necessary, shall allow Landlord and such Electric Service Provider reasonable access to the Building’s electric lines, feeders, risers, wiring, and any other machinery within the Premises. Tenant’s use of electrical services furnished by Landlord shall not exceed in voltage, rated capacity, or overall load (which for the purposes hereof shall not exceed ten (10) watts per square foot of the Premises that which is reasonably standard for the Building. In the event Tenant shall request that it be allowed to consume electrical services in excess of Building standard, Landlord may refuse to consent to such usage or may consent upon such conditions as Landlord reasonably elects, and all such additional usage shall be paid for by Tenant as Additional Rent. Landlord, at any time during the Lease Term, and at its sole cost, shall have the right to separately meter electrical usage for the Premises, in which case electricity shall be paid directly by Tenant to the utility company providing electrical service, or to measure electrical usage by survey or any other method that Landlord, in its commercially reasonable judgment, deems appropriate.
     11. Assignment and Subletting.
          A. Except in connection with a Permitted Transfer (defined in Section 11 G below), Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use any portion of the Premises (collectively or individually, a “Transfer”) without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Without limitation, it is agreed that Landlord’s consent shall not be considered unreasonably withheld if: (1) intentionally deleted; (2) in Landlord’s good faith opinion the transferee’s business or reputation is not suitable for the Building considering the business and reputation of the other tenants and the Building’s profile, or the proposed transfer would result in a violation of another tenant’s rights under its lease at the Building; (3) the transferee is a governmental or quasi-governmental entity, agency, department or instrumentality; (4) the transferee is an occupant of the Building (and Landlord has or will have suitable space to accommodate such transferee within the Building); (5) there is then occurring an Event of Default (beyond any applicable notice or cure period) under the Lease; (6) any portion of the Building or the Premises would likely become subject to additional or different laws as a consequence of the proposed Transfer; (7) Landlord or its leasing agent has received a proposal from or made a proposal to the proposed transferee to lease space in the Building within six (6) months prior to Tenant’s delivery of written notice of the proposed Transfer to Landlord; (8) intentionally deleted; (9) if such Transfer is not approved of by the holder of any mortgage on the Building or Property (if such approval is required); (10) a proposed transferee’s business will impose a burden on the Common Areas or other facilities serving the Building or the Property that is greater than the burden imposed by Tenant, in Landlord’s good faith judgment; (11) any guarantor of this Lease refuses to consent to the proposed transfer or to execute a written agreement reaffirming the guaranty; (12) if requested by Landlord, the transferee refuses to sign a non-disturbance and attornment agreement in favor of Landlord’s lender; (13) Landlord has sued or been sued by the proposed transferee or has otherwise been involved in a legal dispute with the proposed transferee; or (14) the proposed Transfer will result in there being more than one (1)subtenant of the Premises. Any attempted Transfer in violation of this Section 11, shall,exercisable in Landlord’s sole and absolute discretion, be void. Consent by Landlord to one or more Transfers shall not operate as a waiver of Landlord’s rights to approve any subsequent Transfers. If Landlord withholds its consent to any Transfer contrary to the provisions of this Section 11, Tenant’s sole remedy shall be to seek an injunction in equity to compel performance by Landlord to give its consent and Tenant expressly waives any right to damages in the event of such withholding by Landlord of its consent. In no event shall any Transfer or Permitted Transfer release or relieve Tenant from any obligation under this Lease or any liability hereunder and the Tenant named herein shall be and remain fully and primarily liable for the obligations of Tenant hereunder, and the Tenant shall be deemed to have waived all suretyship defenses.
          B. If Tenant requests Landlord’s consent to a Transfer, Tenant shall submit to Landlord (i) financial statements for the proposed transferee, (ii) a copy of the proposed assignment or sublease, and (iii) such other information as Landlord may reasonably request. After Landlord’s receipt of the required information and documentation, Landlord shall either: (1) consent or reasonably (as more further defined in Section 11A above) refuse consent to the Transfer in writing; (2) in the event of a proposed assignment of this Lease, terminate this Lease effective the date that the proposed Transfer will take effect; and (3) in the event of a proposed subletting, terminate this Lease with respect to the portion of the Premises which Tenant proposes to sublease effective the first to occur of ninety (90) days following written notice of such termination or the date the proposed Transfer would have come into effect. Tenant shall pay Landlord a review fee of $1,000.00 for Landlord’s review of any Permitted Transfer or proposed Transfer. In addition, Tenant shall reimburse Landlord for its actual reasonable costs and expenses (including, without limitation, reasonable attorney’s fees) incurred by Landlord in connection with Landlord’s review of such proposed Transfer or Permitted Transfer.
          C. Tenant shall pay to Landlord fifty percent (50%) of all cash and other consideration which Tenant receives as a result of a Transfer that is in excess of the rent payable to Landlord hereunder for the portion of the Premises and Lease Term covered by the Transfer within ten (10) days following receipt thereof by Tenant provided, however, Tenant shall be entitled to deduct (or “net out”) of such cash and/or other consideration, on an amortized basis over the term of the proposed Transfer, any separate out-of-pocket payments actually made by Tenant for reasonable attorney’s fees, broker’s commissions, and market-based rent concessions, demising costs, alterations or improvements and other market-based inducements, all in connection with such Transfer.
          D. Except as provided below with respect to a Permitted Transfer, if Tenant is a corporation, limited liability company, partnership or similar entity, and the person, persons or entity which owns or controls a majority of the voting interests at the time changes for any reason (including but not limited to a merger, consolidation or reorganization), such change of ownership or control shall constitute a Transfer. The foregoing shall not apply so long as Tenant is an entity whose outstanding stock is listed on a nationally recognized security exchange, or if at least eighty percent (80%) of its voting stock is owned by another entity, the voting stock of which is so listed.
          E. In addition to the foregoing, it shall be a condition of the validity of any such Transfer (or Permitted Transfer) that the proposed transferee (in the case of an assignment) agrees directly with Landlord, in form satisfactory to Landlord, to be bound by all the obligations of Tenant hereunder, including, without limitation, the obligation to pay Rent and other amounts provided for under this Lease, the covenant regarding use and the covenant against further assignment and subletting.

          F. If the Premises or any part thereof are sublet by Tenant, following the occurrence of an Event of Default, Landlord, in addition to any other remedies provided hereunder or at law, may at its option collect directly from such sublessee(s) all rents becoming due to the Tenant under such sublease(s) and apply such rent against any amounts due Landlord by Tenant under this Lease, and Tenant hereby irrevocably authorizes and directs such sublessee(s) to so make all such rent payments, if so directed by Landlord; and it is understood that no such election or collection or payment shall be construed to constitute a novation of this Lease or a release of Tenant hereunder, or to create any lease or occupancy agreement between the Landlord and such subtenant or impose any obligations on Landlord, or otherwise constitute the recognition of such sublease by Landlord for any purpose whatsoever.
          G. Tenant may assign its entire interest under this Lease or sublet the Premises (i) to any entity controlling or controlled by or under common control with Tenant or (ii) to any successor to Tenant by purchase, merger, consolidation or reorganization (hereinafter, collectively, referred to as “Permitted Transfer”) without the consent of Landlord, provided: (1) there is not then occurring an Event of Default (or there is not then occurring an event which with passage of time or the giving of notice, or both, would constitute an Event of Default) under this Lease; (2) if such proposed transferee is a successor to Tenant by purchase, said proposed transferee shall acquire all or substantially all of the stock or assets of Tenant’s business or, if such proposed transferee is a successor to Tenant by merger, consolidation or reorganization, the continuing or surviving entity shall own all or substantially all of the assets of Tenant; (3) with respect to a Permitted Transfer to a proposed transferee described in clause (ii), such proposed transferee shall have a Net Worth (as defined below) which is at least equal to the greater of Tenant’s Net Worth at the date of this Lease or Tenant’s Net Worth as of the day prior to the proposed purchase, merger, consolidation or reorganization as evidenced to Landlord’s commercially reasonable satisfaction; and (4) Tenant shall give Landlord written notice at least ten (10) days prior to the effective date of the proposed purchase, merger, consolidation or reorganization. “Net Worth” of Tenant for purposes of this section shall be the tangible net worth of Tenant (excluding any guarantors) established under generally accepted accounting principles consistently applied.
     12. Mechanic’s Liens. Tenant will not permit any mechanic’s liens or other liens to be placed upon the Property. If a lien is attached to the Property, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same. Any amount paid by Landlord for any of the aforesaid purposes including, but not limited to, reasonable attorneys’ fees, shall be paid by Tenant to Landlord within thirty (30) days after demand as Additional Rent. Tenant shall within ten (10) days of receiving such notice of lien or claim have such lien or claim released of record. Tenant’s failure to comply with the provisions of the foregoing sentence shall be deemed an Event of Default entitling Landlord to exercise all of its remedies therefor without the requirement of any additional notice or cure period.
     13. Insurance.
          A. Landlord shall, at all times during the Lease Term, procure and maintain: (i) policies of insurance covering loss or damage to the Property in an amount equal to the full replacement cost of the Building, including leasehold improvements in the Premises, which shall provide protection against loss by fire and other casualties and risks included in the so-called

“special form” coverage including earthquake and flood and such other property insurance as may be required by Landlord’s mortgagee or as otherwise desired by Landlord, (ii) commercial general liability insurance applicable to the Building and the Common Areas, providing a minimum limit of $3,000,000.00 per occurrence, and (iii) any such other insurance coverages and policies as Landlord determines in its sole but good faith judgment, consistent with prudent landlord (or lender) requirements of comparable office and laboratory buildings in the metropolitan Boston market. Any such coverages may be effected directly and/or through the use of blanket insurance coverage covering more than one location and may contain such commercially reasonable deductibles as Landlord may elect in its commercially reasonable discretion. The cost relating to obtaining all such insurance shall be included as part of Basic Costs.
          B. Tenant shall procure and maintain, at its expense, (i) special form property insurance in an amount equal to the full replacement cost of Tenant’s Property located in the Premises; (ii) a policy or policies of general liability and umbrella or excess liability insurance applying to Tenant’s operations and use of the Premises, providing a minimum limit of $3,000,000.00 per occurrence and in the aggregate, containing a contractual liability endorsement or coverage, naming Landlord, Landlord’s lenders , and Landlord ’s property managers and managing agents as additional insureds, (iii) automobile liability insurance covering owned, non-owned and hired vehicles in an amount not less than a combined single limit of $1,000,000.00 per accident, and (iv) workers’ compensation insurance in accordance with the laws of the State in which the Property is located and employer’s liability insurance in an amount not less than $1,000,000.00 each accident, $1,000,000.00 disease-each employee and policy limit, with the insurance policies required under this clause (iv) to be endorsed to waive the insurance carriers’ right of subrogation. Tenant shall maintain the foregoing insurance coverages in effect commencing on the earlier to occur of the Commencement Date and the date Tenant takes possession of the Premises, and continuing to the end of the Lease Term (or such longer period as Tenant remains in the Premises (or any portion thereof)). Landlord may from time to time during the Lease Term increase the coverages required of Tenant hereunder to that customarily carried in the area in which the Premises are located on property similar to the Premises.
          C. The insurance requirements set forth in this Section 13 are independent of the waiver, indemnification, and other obligations under this Lease and will not be construed or interpreted in any way to restrict, limit or modify the waiver, indemnification and other obligations or to in any way limit any party’s liability under this Lease. In addition to the requirements set forth in Sections 13 and 14, the insurance required of Tenant under this Lease must be issued on an occurrence basis by an insurance company with a rating of no less than A-, VIII in the current Best ’s Insurance Guide or that is otherwise acceptable to Landlord, and admitted to engage in the business of insurance in the state in which the Building is located; be primary insurance for all claims under it and provide that any insurance carried by Landlord, Landlord’s property managers and managing agents, and Landlord’s lenders is strictly excess, secondary and noncontributing with any insurance carried by Tenant; and provide that insurance may not be cancelled or nonrenewed, except upon thirty (30) days’ prior written notice to Landlord and Landlord’s lenders (without Tenant providing reasonably satisfactory evidence of replacement coverage within such thirty (30) day period). Tenant will deliver to Landlord a legally enforceable certificate of insurance or other satisfactory evidence of coverage on all policies procured by Tenant in compliance with Tenant’s obligations under this Lease on or before the date Tenant first occupies any portion of the Premises, at least ten (l0) days before the expiration date of any policy and upon the renewal of any policy. Landlord shall have the right to approve all deductibles and self-insured retentions under Tenant’s policies, which approval shall not be unreasonably withheld, conditioned or delayed.
          D. Neither Landlord nor Tenant shall be liable (by way of subrogation or otherwise) to the other party (or to any insurance company insuring the other party) for any loss or damage to any of the property of Landlord or Tenant, as the case may be, with respect to their respective property, the Building, the Property or the Premises or any addition or improvements thereto, or any contents therein, covered by insurance carried (or required to be carried hereunder) by a party hereto to the extent of the proceeds of such insurance actually received with respect to such loss or damage even though such loss might have been occasioned by the negligence or willful acts or omissions of the Landlord or Tenant or their respective employees, agents, contractors or invitees. Landlord and Tenant shall give each insurance company which issues policies of insurance, with respect to the items covered by this waiver, written notice of the terms of this mutual waiver, and shall have such insurance policies properly endorsed, if necessary, to prevent the invalidation of any of the coverage provided by such insurance policies by reason of such mutual waiver. For the purpose of the foregoing waiver, the amount of any deductible applicable to any loss or damage shall be deemed covered, and recoverable, by the insured under the insurance policy to which such deductible relates.
     14. Indemnity.
          A. To the maximum extent this agreement may be made effective according to law, Tenant shall indemnify and save harmless Landlord (together with its officers, directors, stockholders, partners, beneficial owners, trustees, managers, members, employees, agents, contractors, attorneys, and mortgagees) from and against all claims of whatever nature arising from: (i) any act, omission or negligence of Tenant, or Tenant’s contractors, licensees, invitees, agents, servants or employees (“Tenant’s Agents”), or any Event of Default or failure to perform an obligation by Tenant hereunder; or (ii) any accident, injury, damage or loss whatsoever caused to any person or property during the Lease Term, and thereafter, so long as Tenant is in occupancy of any part of the Premises, and occurring in the Premises, or arising out of the use and occupancy of the Premises by Tenant and Tenant’s Agents except to the extent due to Landlord’s negligence or willful misconduct; or (iii) any accident, injury, damage or loss occurring outside of the Premises, where such accident, injury, damage or loss results or is claimed to have resulted from the act, omission or negligence of Tenant or Tenant’s Agents. Tenant’s obligations hereunder shall include any other matters for which Tenant has agreed to indemnify Landlord pursuant to any other provision of this Lease.
          B. To the maximum extent this agreement may be made effective according to law, Landlord shall indemnify and save harmless Tenant (together with its officers, directors, stockholders, partners, beneficial owners, trustees, managers, members, employees, agents, contractors and attorneys) from and against all claims of whatever nature arising from any negligence or willful misconduct of Landlord, or Landlord’s contractors, licensees, invitees, agents, servants or employees (“Landlord’s Agents”). Landlord’s obligations hereunder shall include any other matters for which Landlord has agreed to indemnify Tenant pursuant to any other provision of this Lease.
     15. Damages from Certain Causes. To the maximum extent this agreement may be made effective according to law, Landlord shall not be liable to Tenant or Tenant’s Agents, for any injury to person or damage to property sustained by Tenant or any such party or any other person claiming through Tenant resulting from any accident or occurrence in the Premises or any other portion of the Building caused by the Premises or any other portion of the Building becoming out of repair or by defect in or failure of equipment, pipes, or wiring, or by broken glass, or by the backing up of drains, or by gas, water, steam, electricity, or oil leaking, escaping or flowing into the Premises (except where due to Landlord’s negligent or willful failure to make repairs required to be made pursuant to other provisions of this Lease, after the expiration of a reasonable time after written notice to Landlord of the need for such repairs), nor shall Landlord be liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of other tenants of the Building or of any other persons whomsoever, including, but not limited to riot, strike, insurrection, war, court, order, requisition, order of any governmental body or authority, acts of God, fire or theft.
     16. Casualty Damage. If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In case the Building shall be so damaged that substantial alteration or reconstruction of the Building shall, in Landlord ‘s sole opinion, be required (whether or not the Premises shall have been damaged by such casualty) or in the event there is less than two (2) years of the Lease Term remaining or in the event Landlord’s mortgagee should require that the insurance proceeds payable as a result of a casualty be applied to the payment of the mortgage debt or in the event of any material uninsured loss to the Building, Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within ninety (90) days after the date of such casualty. If Landlord does not thus elect to terminate this Lease, Landlord shall commence and proceed with reasonable diligence to restore the Building, and the improvements located within the Premises to substantially the same condition in which it was immediately prior to the happening of the casualty. Notwithstanding the foregoing, Landlord’s obligation to restore the Building, and the improvements located within the Premises shall not require Landlord to expend for such repair and restoration work more than the insurance proceeds actually received by Landlord as a result of the casualty. When the repairs described in the preceding two sentences have been completed by Landlord, Tenant shall complete the restoration of all furniture, fixtures and equipment which are necessary to permit Tenant’s reoccupancy of the Premises. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, except that Rent shall be abated from the date of the damage or destruction until the Premises has been substantially restored for any portion of the Premises that is unusable by Tenant, which abatement shall be in the equitable proportion that the Rentable Area of the Premises which is unusable by Tenant bears to the total Rentable Area of the Premises; provided that Tenant shall not be entitled to any abatement of Rent if the damage or destruction within the Premises is restored within five (5) Business Days after Landlord ‘s receipt of written notice from Tenant of the occurrence of the damage or destruction. Notwithstanding the foregoing, if such casualty was due to the fault or neglect of Tenant or Tenant’s employees, contractors or agents, such abatement or reduction shall be made only if and to the extent of any proceeds of rental interruption insurance actually received by Landlord and allocated to the Premises.
     17. Condemnation. If the whole or any substantial part of the Premises or if the Building or any portion thereof which would leave the remainder of the Building unsuitable for use comparable to its use on the Commencement Date, or if the land on which the Building is located or any material portion thereof, shall be taken or condemned for any public or quasi public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, then Landlord may, at its option, terminate this Lease and Rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of said Premises or said portion of the Building or land shall occur. If this Lease is not terminated, the Rent for any portion of the Premises so taken or condemned shall be equitably abated during the unexpired Lease Term effective when the physical taking of said portion of the Premises shall occur. All compensation awarded for any taking or condemnation, or sale proceeds in lieu thereof, shall be the property of Landlord, and Tenant shall have no claim thereto, the same being hereby expressly waived by Tenant, except for any portions of such award or proceeds which are specifically allocated by the condemning or purchasing party for the taking of or damage to trade fixtures, leasehold improvements (to the extent paid for by Tenant and taking into account the Improvement Allowance and Landlord’s reversionary interest therein, if any) of Tenant and moving costs, which Tenant specifically reserves to itself.
     18. Events of Default. The following events shall be deemed to be “Events of Default” under this Lease: (i) Tenant fails to pay any Rent when due; provided that the first (1st) such failure during any consecutive twelve (12) month period during the Lease Term shall not be an Event of Default if Tenant pays the amount due within five (5) business days after Tenant’s receipt of written notice from Landlord that such payment was not made when due, (ii) Tenant fails to perform any other provision of this Lease not described in this Section 18, and such failure is not cured within thirty (30) days (or immediately if the failure involves a hazardous condition) after notice from Landlord, however, other than with respect to a hazardous condition, if Tenant’s failure to comply cannot reasonably be cured within thirty (30) days, Tenant shall be allowed additional time (not to exceed thirty (30) additional days) as is reasonably necessary to cure the failure so long as Tenant begins the cure within thirty (30) days and diligently pursues the cure to completion; (iii) Tenant fails to observe or perform any of the covenants with respect to (a) assignment and subletting as set forth in Section 11, (b) mechanic’s liens as set forth in Section 12, (c) insurance as set forth in Section 13 or (d) delivering subordination agreements or estoppel certificates as set forth in Section 24, (iv) the leasehold interest of Tenant is levied upon or attached under process of law; (v) Tenant or any guarantor of this Lease dies or dissolves; (vi) Tenant abandons or vacates the Premises; or (vii) any voluntary or involuntary proceedings are filed by or against Tenant or any guarantor of this Lease under any bankruptcy, insolvency or similar laws and, in the case of any involuntary proceedings, are not dismissed within sixty (60) days after filing.
     19. Remedies.
          A. Upon the occurrence of any Event of Default, Landlord shall have the following rights and remedies, in addition to those allowed by law or equity, anyone or more of which may be exercised without further notice to or demand upon Tenant and which may be pursued successively or cumulatively as Landlord may elect:
(1)	Landlord may re-enter the Premises and attempt to cure any default of Tenant, in which event Tenant shall, upon demand, reimburse Landlord as Additional Rent for all reasonable costs and expenses which Landlord incurs to cure such default;

(2)	Landlord may terminate this Lease by giving to Tenant notice of Landlord’s election to do so, in which event the Lease Term shall end, and all right, title and interest of Tenant hereunder shall expire, on the date stated in such notice; and

(3)	Landlord may enforce the provisions of this Lease by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, or for the enforcement of any other appropriate legal or equitable remedy, including recovery of all moneys due or to become due from Tenant under any of the provisions of this Lease.
Landlord shall not be required to serve Tenant with any notices or demands as a prerequisite to its exercise of any of its rights or remedies under this Lease, other than those notices and demands specifically required under this Lease. LANDLORD’S NOTICE OF ANY EVENT OF DEFAULT MAY SERVE AS ANY STATUTORY DEMAND OR NOTICE WHICH IS A PREREQUISITE TO LANDLORD’S COMMENCEMENT OF EVICTION PROCEEDINGS AGAINST TENANT, INCLUDING THE DEMANDS AND NOTICES SPECIFIED IN ANY APPLICABLE STATE STATUTE OR CASE LAW, AND NO FURTHER NOTICE SHALL BE REQUIRED. TENANT AGREES THAT IT SHALL NOT INTERPOSE ANY COUNTERCLAIM AND WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LAWSUIT BROUGHT BY LANDLORD TO RECOVER POSSESSION OF THE PREMISES FOLLOWING LANDLORD’S TERMINATION OF THIS LEASE OR THE RIGHT OF TENANT TO POSSESSION OF THE PREMISES PURSUANT TO THE TERMS OF THIS LEASE AND ON ANY CLAIM FOR DELINQUENT RENT WHICH LANDLORD MAY JOIN IN ITS LAWSUIT TO RECOVER POSSESSION.
          B. If Landlord exercises the remedy provided in Section 19A(2), Tenant shall surrender possession and vacate the Premises and immediately deliver possession thereof to Landlord, and Landlord may re-enter and take complete and peaceful possession of the Premises, with process of any applicable law, and Landlord may remove all occupants and property therefrom, using such force as may be necessary to the extent allowed by law, without being deemed guilty in any manner of trespass, eviction or forcible entry and detainer and without relinquishing Landlord’s right to Rent or any other right given to Landlord hereunder or by operation of law.
          C. If Landlord terminates this Lease as provided in this Section 19, Landlord shall have the right to immediate recovery of all amounts then due hereunder. Such termination shall not release Tenant, in whole or in part, from Tenant’s obligation to pay Rent hereunder for the full Lease Term, and Landlord shall have the right, from time to time, to recover from Tenant, and Tenant shall remain liable for, all Rent accruing as it becomes due under this Lease during the period from the date of such termination to the stated end of the Lease Term. In any such case, Landlord shall make reasonable efforts, in accordance with Section 19F hereof, to relet the Premises. In attempting to relet the Premises, Landlord may make repairs, alterations and additions in or to the Premises and redecorate the same to the extent reasonably deemed by Landlord necessary or desirable, and Tenant upon demand shall pay the reasonable cost of all of the foregoing together with Landlord’s reasonable expenses of reletting. The rents from any such reletting shall be applied first to the payment of the expenses of reentry, redecoration, repair and alterations and the expenses of reletting (including reasonable attorneys’ fees and brokers’ fees and commissions) and second to the payment of Rent herein provided to be paid by Tenant. Any excess or residue shall operate only as an offsetting credit against the amount of Rent due and owing as the same thereafter becomes due and payable hereunder.
          D. If this Lease is terminated by Landlord as provided in this Section 19, Landlord shall be entitled to recover from Tenant all Rent accrued and unpaid for the period up to and including such termination date, as well as all other additional sums payable by Tenant, or for which Tenant is liable or for which Tenant has agreed to indemnify Landlord, which may be then owing and unpaid, and all reasonable costs and expenses, including court costs and reasonable attorneys’ fees incurred by Landlord in the enforcement of its rights and remedies hereunder. In addition, Landlord shall be entitled to recover as liquidated damages for loss of the bargain and not as a penalty (I) the unamortized portion of any concessions offered by Landlord to Tenant in connection with this Lease, including without limitation Landlord’s contribution to the cost of tenant improvements, if any, installed by either Landlord or Tenant pursuant to this Lease and/or any Work Letter in connection with this Lease, (2) the aggregate sum which at the time of such termination represents the excess, if any, of the present value of the aggregate Rent which would have been payable after the termination date had this Lease not been terminated, including, without limitation, the amount projected by Landlord to represent Additional Rent for the remainder of the Lease Term, over the then present value of the then aggregate fair rent value of the Premises for the balance of the Lease Term, such present worth to be computed in each case on the basis of a ten percent (10%) per annum discount from the respective dates upon which such Rent would have been payable hereunder had this Lease not been terminated, and (3) any damages in addition thereto, including without limitation reasonable attorneys’ fees and court costs, which Landlord sustains as a result of the breach of any of the covenants of this Lease other than for the payment of Rent.
          E. In lieu of any other damages or indemnity and in lieu of full recovery by Landlord of all sums payable under the other provisions of this Section, Landlord may, by written notice to Tenant, at any time after termination of this Lease or repossession of the Premises, elect to recover, and Tenant shall thereupon pay, Liquidated Damages. “Liquidated Damages” shall be equal to (a) the aggregate of the Base Rent and Additional Rent accrued in the twenty-four (24) months ended next prior to such termination or repossession (but not more that the Base Rent and Additional Rent due for the then remainder of the Lease Term); plus (b) the amount of Rent of any kind and the remaining unamortized cost of any Landlord’s contribution to the cost of tenant improvements, if any, installed by either Landlord or Tenant pursuant to this Lease and/or any Work Letter in connection with this Lease accrued and unpaid at the time of termination or repossession. Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.
          F. Landlord shall use commercially reasonable efforts to mitigate any damages resulting from an Event of Default by Tenant under this Lease. Landlord’s obligation to mitigate damages after an Event of Default by Tenant under this Lease shall be satisfied in full if Landlord undertakes to lease the Premises (or any portion thereof) to another tenant (a “Substitute Tenant”) in accordance with the following criteria: (1) Landlord shall have no obligation to solicit or entertain negotiations with any other prospective tenants for the Premises until Landlord obtains full and complete possession of the Premises including, without limitation, the final and unappealable legal right to relet the Premises free of any claim of Tenant; (2) Landlord shall not be obligated to lease or show the Premises, on a priority basis, or offer the Premises to a prospective tenant when other premises in the Building suitable for that prospective tenant’s use are (or soon will be) available; (3) Landlord shall not be obligated to lease the Premises to a Substitute Tenant for a rent less than the current fair market rent then prevailing for similar uses in comparable buildings in the same market area as the Building, nor shall Landlord be obligated to enter into a new lease under other terms and conditions that are unacceptable to Landlord, in Landlord’s good faith discretion; (4) Landlord shall not be obligated to enter into a lease with a Substitute Tenant whose use would: (i) violate any restriction, covenant, or requirement contained in the lease of another tenant of the Building; (ii) adversely affect, in Landlord’s good faith opinion, the reputation of the Building; or (iii) be incompatible, in Landlord’s good faith opinion, with the operation of the Building; and (5) Landlord shall not be obligated to enter into a lease with any proposed Substitute Tenant which does not have, in Landlord’s good faith opinion, sufficient financial resources to operate the Premises in a first class manner and to fulfill all of the obligations in connection with the lease thereof as and when the same become due.
          G. The receipt by Landlord of less than the full Rent due shall not be construed to be other than a payment on account of Rent then due, nor shall any statement on Tenant’s check or any letter accompanying Tenant’s check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord’s right to recover the balance of the Rent due or to pursue any other remedies provided in this Lease. The acceptance by Landlord of Rent hereunder shall not be construed to be a waiver of any breach by Tenant of any term, covenant or condition of this Lease. No act or omission by Landlord or its employees or agents during the Lease Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.
          H. In the event of any litigation between Tenant and Landlord to enforce or interpret any provision of this Lease or to enforce any right of either party hereto, the unsuccessful party to such litigation shall pay to the successful party all costs and expenses, including reasonable attorney’s fees, incurred therein. In addition, Landlord shall be entitled to recover from Tenant any and all reasonable fees (including, without limitation, reasonable attorney’s fees) incurred in or related to bankruptcy proceedings related to Tenant, including reasonable fees (including, without limitation, reasonable attorney’s fees) incurred in or related to issues and events that are peculiar to bankruptcy.

     20. No Waiver. Failure of either party to declare any default immediately upon its occurrence, or delay in taking any action in connection with an Event of Default, shall not constitute a waiver of such default, nor shall it constitute an estoppel against the non-defaulting party, but the non-defaulting party shall have the right to declare the default at any time and take such action as is lawful or authorized under this Lease. Failure by non-defaulting party to enforce its rights with respect to any one default shall not constitute a waiver of its rights with respect to any subsequent default.
     21. Peaceful Enjoyment. Tenant, upon payment of the Rent and the observing, keeping and performing all of the covenants, terms and provisions of this Lease on Tenant’s part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises during the Lease Term, without hindrance or ejection by any persons lawfully claiming under Landlord to have title to the Premises superior to that of Tenant, subject, however, to the rights of the holders of mortgages on the Property, and subject to the terms and conditions of this Lease. The foregoing covenant of quiet enjoyment is in lieu of any other covenant, expressed or implied.
     22. Intentionally Omitted.
     23. Holding Over. If Tenant continues to occupy the Premises (or any portion thereof) after the expiration or other termination of this Lease, such occupancy shall be that of a tenancy at sufferance. Tenant shall, throughout the entire holdover period, be subject to all the terms and provisions of this Lease and shall pay for its use and occupancy an amount (on a per diem basis without reduction for any partial months during any such holdover) equal to one hundred fifty percent (150%) of the Base Rent and one hundred percent (100%) of the Additional Rent due under this Lease for the last full month of the Lease Term hereof during the first sixty (60) days of such holdover, and two hundred percent (200%) of such Base Rent and one hundred percent (100%) of the Additional Rent thereafter during such holdover. No holding over by Tenant or payments of money by Tenant to Landlord after the expiration of the Lease Term shall be construed to extend the Lease Term or prevent Landlord from recovery of immediate possession of the Premises by summary proceedings or otherwise. Tenant shall also be liable to Landlord for all reasonably foreseeable direct and consequential damages which Landlord may suffer by reason of any holding over by Tenant.
     24. Subordination to Mortgage; Estoppel Certificate. Tenant accepts this Lease subject and subordinate to any ground lease, mortgage, deed of trust or other lien presently existing or hereafter arising upon the Premises, or upon the Building or the Property and to any renewals, modifications, refinancings and extensions thereof, but Tenant agrees that any such mortgagee shall have the right at any time to subordinate such mortgage, deed of trust or other lien to this Lease on such terms and subject to such conditions as such mortgagee may deem appropriate in its discretion. The provisions of the foregoing sentence shall be self operative and no further instrument of subordination shall be required. However, Landlord is hereby irrevocably vested with full power and authority to subordinate this Lease to any mortgage, deed of trust or other lien now existing or hereafter placed upon the Premises, or the Building or the Property and Tenant agrees within ten (10) days after written demand to execute such further instruments subordinating this Lease or attorning to the holder of any such liens as Landlord may request. If Tenant fails to execute any subordination or other agreement required by this Section promptly as requested, same shall be considered a default by Tenant hereunder. Tenant agrees that it shall from time-to-time furnish within ten (10) days after so requested by Landlord, a certificate signed by Tenant certifying as to such matters relating to the status and performance of the parties to this Lease as may be reasonably requested by Landlord, and Tenant’s failure to furnish such certificate within the aforesaid 10-day period shall be deemed to constitute Tenant’s certification of the matters set forth in the certificate as furnished to Tenant. Any such certificate may be relied upon by any ground lessor, prospective purchaser, secured party, mortgagee or any beneficiary under any mortgage, deed of trust on the Building or the Property or any part thereof or interest of Landlord therein. Landlord agrees to provide Tenant with a non-disturbance agreement from Landlord’s current lender in such lender’s current standard form within forty-five(45) days of the Commencement Date.
     25. Notice. Any notice required or permitted to be given under this Lease or by law shall be deemed to have been given if it is written and delivered in person or mailed by Registered or Certified mail, postage prepaid, or sent by a nationally recognized overnight delivery service to the party who is to receive such notice at the address specified in Section 1 of this Lease (and, if no address is listed for Tenant, notices to Tenant shall be delivered to the Premises). When so mailed, the notice shall be deemed to have been given three (3) Business Days after the date it was mailed. When sent by overnight delivery service, the notice shall be deemed to have been given on the next Business Day after deposit with such overnight delivery service. The address specified in Section 1 of this Lease may be changed from time to time by giving written notice thereof to the other party.
     26. Surrender of Premises. Upon the termination of the Lease Term, Tenant will at once surrender possession of the Premises to Landlord in good condition and repair, ordinary wear and tear excepted. Tenant shall surrender to Landlord all keys, security and access cards and codes to the Premises and make known to Landlord the combination of all combination locks which Tenant is required to leave on the Premises. For purposes of this Lease, the terms “reasonable wear and tear” and “ordinary wear and tear” constitute that normal, gradual deterioration which occurs due to aging and ordinary use of the Premises despite reasonable and timely maintenance and repair, but in no event shall the aforementioned terms excuse Tenant from its duty to keep the Premises in good maintenance and repair or otherwise usable, serviceable and tenantable as required in the Lease. In the event that the Premises has been used as a laboratory or R&D facility beyond the use (or scope of such use) as currently used as of the date of this Lease, Tenant may also be required to cause the Premises to be cleaned and decommissioned in accordance with, as applicable, the regulations of the U.S. Nuclear Regulatory Commission and/or the Massachusetts Department of Public Health for the control of radiation, or the best practices and recommendations relating to laboratory decommissioning by industrial hygienists, to cause the Premises to be released for unrestricted use by the Radiation Control Program of the Massachusetts Department of Public Health for the control of radiation, and deliver to Landlord the report of a certified industrial hygienist stating that he or she has examined the Premises (including visual inspection, Geiger counter evaluation, airborne and surface evaluation, and evaluation of piping , supply lines, waste lines and plumbing, and all such exhaust or other ductwork in and/or exclusively serving the Premises) and found no evidence that such portion contains hazardous materials, or is otherwise in violation of any environmental law. In addition, in the event that the Premises has been used as a laboratory or R&D facility, Tenant shall provide Landlord with a copy of its most current chemical waste removal manifest and a certification from Tenant executed by an officer of Tenant that no hazardous materials or other potentially dangerous or harmful chemicals brought onto the Premises from and after the date that Tenant first took occupancy of the Premises remain in the Premises.
     27. Rights Reserved to Landlord. Landlord reserves the following rights, exercisable without notice, except as provided herein, and without liability to Tenant for damage or injury to property, person or business and without affecting an eviction or disturbance of Tenant’s use or possession or giving rise to any claim for setoff or abatement of rent or affecting any of Tenant’s obligations under this Lease: (1) upon thirty (30) days’ prior notice to change the name or street address of the Building; (2) to install and maintain signs on the exterior and interior of the Building; (3) to designate and approve window coverings to present a uniform exterior appearance; (4) to retain at all times and to use in appropriate instances, pass keys, key cards, access codes, etc. to all locks and security devices within and to the Premises; (5) to approve the weight, size, or location of heavy equipment, or articles within the Premises; (6) to change the arrangement and location of entrances of passageways, doors and doorways, corridors, elevators, stairs, toilets and public parts of the Building, Project or Property; (7) to regulate access to telephone, electrical and other utility closets in the Building and to require use of approved contractors, with such approval not to be unreasonably withheld for any work involving access to the same; (8) intentionally omitted; (9) to grant to anyone the exclusive right to conduct any business or undertaking in the Building provided Landlord’s exercise of its rights under this clause (9), shall not be deemed to prohibit Tenant from the operation of its business in the Premises; (10) to enter the Premises to inspect the same or to show the Premises to prospective purchasers, mortgagees, tenants (during the last twelve months of the Lease Term) or insurers, or to clean or make repairs, alterations or additions thereto, provided that, except for any entry in an emergency situation or to provide normal cleaning and janitorial service, Landlord shall provide Tenant with reasonable prior notice of any entry into the Premises; and (11) to temporarily close the Premises or the Building to perform repairs, alterations or additions in the Premises or the Building. In exercising its rights under this Section 27, Landlord shall make commercially reasonable efforts to avoid unreasonably interfering with Tenant’s business operations in the Premises.
     28. Miscellaneous.
          A. If any term or provision of this Lease, or the application thereof, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.
          B. Tenant agrees not to record this Lease, but, if required by applicable law in order to protect Tenant’s interest in the Premises, each party hereto agrees, on the request of the other, to execute a so-called memorandum of lease or notice of lease in recordable form and complying with applicable law and reasonably satisfactory to Landlord’s attorneys. In no event shall such document set forth the Rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease and is not intended to vary the terms and conditions of this Lease.

          C. This Lease and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced in accordance with the laws of the state in which the Building is located.
          D. The term “Force Majeure” shall mean strikes, riots, acts of God, shortages of labor or materials, war, acts of terrorism, governmental laws, regulations or restrictions, or any other cause whatsoever beyond the control of Landlord or Tenant, as the case may be. Whenever a period of time is herein prescribed for the taking of any action by Landlord or Tenant (other than the payment of Rent and all other such sums of money as shall become due hereunder), such party shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to events of Force Majeure.
          E. Except as expressly otherwise herein provided, with respect to all required acts of Tenant, time is of the essence of this Lease.
          F. Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations hereunder and in the Building, Project or Property referred to herein, and in such event and upon such transfer Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of Landlord for the performance of such obligations.
          G. Tenant hereby represents to Landlord that it has dealt directly with and only with the Broker as a broker in connection with this Lease. Landlord and Tenant hereby indemnify and hold each other harmless against any loss, claim, expense or liability with respect to any commissions or brokerage fees claimed by any broker or finder other than the Broker on account of the execution and/or renewal of this Lease due to any action of the indemnifying party.
          H. If there is more than one Tenant, or if Tenant as such is comprised of more than one person or entity, the obligations hereunder imposed upon Tenant shall be joint and several obligations of all such parties. All notices, payments, and agreements given or made by, with or to anyone of such persons or entities shall be deemed to have been given or made by, with or to all of them.
          I. Tenant acknowledges that the financial capability of Tenant to perform its obligations hereunder is material to Landlord and that Landlord would not enter into this Lease but for its belief, based on its review of Tenant’s financial statements, that Tenant is capable of performing such financial obligations. Tenant hereby represents warrants and certifies to Landlord that its financial statements previously furnished to Landlord were at the time given true and correct in all material respects and that there have been no material subsequent changes thereto as of the date of this Lease.
          J. Notwithstanding anything to the contrary contained in this Lease, the expiration of the Lease Term, whether by lapse of time or otherwise, shall not relieve Tenant from Tenant’s obligations accruing prior to the expiration of the Lease Term, and such obligations shall survive any such expiration or other termination of the Lease Term. Without limiting the scope of the prior sentence, it is agreed that Tenant’s obligations under Articles 3, 4,

7, 14, 15, 19, 23, 26, 28G, 32 and 33, shall survive the expiration or early termination of this Lease.
          K. Landlord and Tenant understand, agree and acknowledge that (i) this Lease has been freely negotiated by both parties; and (ii) in any controversy, dispute or contest over the meaning, interpretation, validity, or enforceability of this Lease or any of its terms or conditions, there shall be no inference, presumption, or conclusion drawn whatsoever against either party by virtue of that party having drafted this Lease or any portion thereof.
          L. The headings and titles to the paragraphs of this Lease are for convenience only and shall have no affect upon the construction or interpretation of any part hereof. The term “including” shall be deemed to mean “including without limitation”.
          M. This Lease shall be construed as though Landlord’s covenants contained herein are independent and not dependent and Tenant hereby waives the benefit of any statute or case law to the contrary. All provisions of this Lease to be observed or performed by Tenant, including Tenant’s obligation to pay Rent, are both covenants and conditions and shall be absolute, unconditional, and shall not be discharged or otherwise affected by any law or regulation now or hereafter applicable to the Premises, or any other restriction on Tenant’s use, or, except as may be expressly provided in the Lease; and Tenant waives all rights now or hereafter existing to quit or surrender this Lease or the Premises or any part thereof, or to assert any defense in the nature of constructive eviction to any action seeking to recover Rent.
     29. No Offer. Landlord has delivered a copy of this Lease to Tenant for Tenant’s review only, and the delivery hereof does not constitute an offer to Tenant or an option. This Lease shall not be effective until an original of this Lease executed by both Landlord and Tenant and an original Guaranty, if applicable, executed by each Guarantor is delivered to and accepted by Landlord, and this Lease has been approved by Landlord’s mortgagee, if required.
     30. Entire Agreement. This Lease, including the Exhibits attached hereto, constitutes the entire agreement between the parties hereto with respect to the subject matter of this Lease and supersedes all prior agreements and understandings between the parties related to the Premises, including all lease proposals, letters of intent and similar documents. Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease. This Lease may be modified only by a written agreement signed by Landlord and Tenant. Landlord and Tenant expressly agree that there are and shall be no implied warranties of merchantability, habitability, suitability, fitness for a particular purpose or of any other kind arising out of this Lease, all of which are hereby waived by Tenant, and that there are no warranties which extend beyond those expressly set forth in this Lease.
     31. Limitation of Liability. Any liability of Landlord under this Lease shall be limited solely to its interest in the Property, and in no event shall any personal liability be asserted against Landlord, its members, or their respective members, partners, shareholders, officers, directors, agents or employees, in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord, its members, or their respective members, partners, shareholders, officers, directors, agents or employees.
     32. Landlord’s Default. Landlord shall in no event be in default in the performance of any of Landlord’s obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days, or such additional time as is reasonably required to correct any such default, after notice by Tenant to Landlord properly specifying wherein Landlord has failed to perform any such obligation. It is the express understanding and agreement of the parties and a condition of Landlord’s agreement to execute this Lease that in no event shall Tenant have the right to terminate this Lease or seek an abatement to or offset from Base Rent or Additional Rent as a result of Landlord’s default, but Tenant shall be entitled to seek all other remedies, at law or equity, as a result of such default. Tenant hereby waives its right to recover punitive, special or consequential damages, or to recover any lost profits resulting from or arising out of any act, omission or default by Landlord (or any party for whom Landlord is responsible). This Lease and the obligations of Tenant hereunder shall not be affected or impaired because Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of a Force Majeure event, and the time for Landlord’s performance shall be extended for the period of any such delay. Any claim, demand, right or defense by Tenant that arises out of this Lease or the negotiations which preceded this Lease shall be barred unless Tenant commences an action thereon, or interposes a defense by reason thereof, within twelve (12) months after the date of the inaction, omission, event or action that gave rise to such claim, demand, right or defense.
     33. OFAC Certification. Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 10756, the “Patriot Act”) prohibit certain property transfers. Tenant hereby represents and warrants to Landlord (which representations and warranties shall be deemed to be continuing and re-made at all times during the Lease Term) that neither Tenant nor any stockholder, manager, beneficiary, partner, or principal of Tenant is subject to the Executive Order, that none of them is listed on the United States Department of the Treasury Office of Foreign Assets Control (“OFAC”) list of “Specially Designated Nationals and Blocked Persons” as modified from time to time, and that none of them is otherwise subject to the provisions of the Executive Order or the Patriot Act. The most current list of “Specially Designated Nationals and Blocked Persons” can be found at http://www.treas.gov/offices/eotffc/ofac/sdn/index.html. Tenant shall from time to time, within ten days after request by Landlord, deliver to Landlord any certification or other evidence requested from time to time by Landlord in its reasonable discretion, confirming Tenant’s compliance with these provisions. No assignment or subletting shall be effective unless and until the assignee or subtenant thereunder delivers to Landlord written confirmation of such party’s compliance with the provisions of this Section, in form and content satisfactory to Landlord. If for any reason the representations and warranties set forth in this Section, or any certificate or other evidence of compliance delivered to Landlord hereunder, is untrue in any respect when made or delivered, or thereafter becomes untrue in any respect, then an Event of Default hereunder shall be deemed to occur immediately, and there shall be no opportunity to cure. Tenant shall indemnify, defend with counsel reasonably acceptable to Landlord, and hold Landlord harmless from and against, any and all liabilities, losses claims, damages, penalties, fines, and costs (including attorneys’ fees and costs) arising from or related to the breach of any of the foregoing representations, warranties, and duties of Tenant. The provisions of this Section shall survive the expiration or earlier termination of this Lease for the longest period permitted by law.
     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD:
TRANSWESTERN BRICKSTONE SQUARE, L.L.C., a Delaware limited liability company

By:	/s/ Joseph P. Concepcion
	Name:	Joseph P. Concepcion
	Title:	Managing Director

TENANT: SIGE SEMICONDUCTOR, INC., a Delaware corporation

By:	/s/ Sohail Khan
	Name:	Sohail Khan
	Title:	CEO

Execution
EXHIBIT A
OUTLINE AND LOCATION OF PREMISES

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Execution
EXHIBIT B
RULES AND REGULATIONS
     The following rules and regulations shall apply, where applicable, to the Premises, the Building, the parking areas associated therewith (if any), the Project and the appurtenances thereto:
     1. Sidewalks, entrances, passageways, courts, corridors, vestibules, halls, elevators and stairways in and about the Building shall not be obstructed nor shall objects be placed against glass partitions, doors or windows which would be unsightly from the Building’s corridors or from the exterior of the Building.
     2. Plumbing, fixtures and appliances shall be used for only the purpose for which they were designed and no foreign substance of any kind whatsoever shall be thrown or placed therein. Damage resulting to any such fixtures or appliances from misuse by Tenant or its agents, employees or invitees, shall be paid for by Tenant and Landlord shall not in any case be responsible therefor.
     3. Any sign, lettering, picture, notice or advertisement installed within the Premises which is visible from the public corridors within the Building shall be installed in such manner, and be of such character and style, as Landlord shall approve, in writing in its reasonable discretion. No sign, lettering, picture, notice or advertisement shall be placed on any outside window or door or in a position to be visible from outside the Building. No nails, hooks or screws (except for customary artwork or wall hangings) shall be driven or inserted into any part of the Premises or Building except by Building maintenance personnel, nor shall any part of the Building be defaced or damaged by Tenant.
     4. Tenant shall not place any additional lock or locks on any door in the Premises or Building without Landlord’s prior written consent. A reasonable number of keys and/or card keys to the locks on the doors in the Premises shall be furnished by Landlord to Tenant at the cost of Tenant, and Tenant shall not have any duplicate keys made. All keys, card keys and passes shall be returned to Landlord at the expiration or earlier termination of the Lease.
     5. Tenant shall refer all contractors, contractors’ representatives and installation technicians to Landlord for Landlord’s supervision, approval and control before the performance of any contractual services. This provision shall apply to all work performed in the Building including, but not limited to installation of telephones, telegraph equipment, electrical devices and attachments, doors, entranceways, and any and all installations of every nature affecting floors, walls, woodwork, window trim, ceilings, equipment and any other physical portion of the Building. Tenant shall not waste electricity, water or air conditioning. All controls shall be adjusted only by Building personnel.
     6. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of any merchandise or materials which require the use of elevators, stairways, lobby areas, or loading dock areas, shall be restricted to hours designated by Landlord. Tenant must seek Landlord’s prior approval by providing in writing a detailed listing of such

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activity. If approved by Landlord, such activity shall be under the supervision of Landlord and performed in the manner stated by Landlord. Landlord may prohibit any article, equipment or any other item from being brought into the Building. Tenant is to assume all risk for damage to articles moved and injury to persons resulting from such activity. If any equipment, property and/or personnel of Landlord or of any other tenant is damaged or injured as a result of or in connection with such activity, Tenant shall be solely liable for any and all damage or loss resulting therefrom.
     7. All corridor doors, when not in use, shall remain closed. Tenant shall cause all doors to the Premises to be closed and securely locked before leaving the Building at the end of the day.
     8. Tenant shall keep all electrical and mechanical apparatus owned by Tenant free of vibration, noise and airwaves which may be transmitted beyond the Premises.
     9. Canvassing, soliciting and peddling in or about the Building or Property is prohibited. Tenant shall cooperate and use its best efforts to prevent the same.
     10. Tenant shall not use the Premises in any manner which would overload the standard heating, ventilating or air conditioning systems of the Building.
     11. Tenant shall not utilize any equipment or apparatus in such manner as to create any magnetic fields or waves which adversely affect or interfere with the operation of any systems or equipment in the Building or Property.
     12. Bicycles and other vehicles are not permitted inside or on the walkways outside the Building, except in those areas specifically designated by Landlord for such purposes.
     13. Tenant shall not operate or permit to be operated on the Premises any coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusements devices and machines for sale of beverages, foods, candy, cigarettes or other goods), except for those vending machines or similar devices which are for the sole and exclusive use of Tenant’s employees, and then only if such operation does not violate the lease of any other tenant in the Building.
     14. Tenant shall utilize the termite and pest extermination service designated by Landlord to control termites and pests in the Premises. Except as included in Basic Costs, Tenant shall bear the cost and expense of such extermination services.
     15. Tenant shall not open or permit to be opened any window in the Premises.
     16. To the extent permitted by law, Tenant shall not permit picketing or other union activity involving its employees or agents in the Building or on the Property, except in those locations and subject to time and other constraints as to which Landlord may give its prior written consent, which consent may be withheld in Landlord’ sole discretion.
     17. Tenant shall comply with all applicable laws, ordinances, governmental orders or regulations and applicable orders or directions from any public office or body having

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jurisdiction, with respect to the Premises, the Building, the Property and their respective use or occupancy thereof. Tenant shall not make or permit any use of the Premises, the Building, the Project or the Property, respectively, which is directly or indirectly forbidden by law, ordinance, governmental regulation or order, or direction of applicable public authority, or which may be dangerous to person or property.
     18. Tenant shall not use or occupy the Premises in any manner or for any purpose which would injure the reputation or impair the present or future value of the Premises, the Building, the Project or the Property; without limiting the foregoing, Tenant shall not use or permit the Premises or any portion thereof to be used for lodging, sleeping or for any illegal purpose.
     19. All deliveries to or from the Premises shall be made only at times, in the areas and through the entrances and exits designated for such purposes by Landlord. Tenant shall not permit the process of receiving deliveries to or from the Premises outside of said areas or in a manner which may interfere with the use by any other tenant of its premises or any common areas, any pedestrian use of such area, or any use which is inconsistent with good business practice.
     20. Tenant shall carry out Tenant’s permitted repair, maintenance, alterations, and improvements in the Premises only during times agreed to in advance by Landlord and in a manner which will not interfere with the rights of other tenants in the Building.
     21. Landlord may from time to time adopt appropriate systems and procedures for the security or safety of the Building, its occupants, entry and use, or its contents. Tenant, Tenant’s agents, employees, contractors, guests and invitees shall comply with Landlord’s reasonable requirements thereto.
     22. Landlord shall have the right to prohibit the use of the name of the Building or any other publicity by Tenant that in Landlord’s opinion may tend to impair the reputation of the Building or its desirability for Landlord or its other tenants. Upon written notice from Landlord, Tenant will refrain from and/or discontinue such publicity immediately.
     23. Neither Tenant nor any of its employees, agents, contractors, invitees or customers shall smoke in any area designated by Landlord (whether through the posting of a “no smoking” sign or otherwise) as a “no smoking” area. In no event shall Tenant or any of its employees, agents, contractors, invitees or customers smoke in the hallways or bathrooms of the Building or at the entrances to the Building. Landlord reserves the right to designate, from time to time, additional areas of the Building, the Project and the Property as “no smoking” areas and to designate the entire Building, Project and the Property as a “no smoking” area.
[END OF EXHIBIT B]

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Execution
EXHIBIT C
PAYMENT OF BASIC COSTS
(USE FOR NET DEALS)
          A. During each calendar year, or portion thereof, falling within the Lease Term, Tenant shall pay to Landlord as Additional Rent hereunder Tenant’s Pro Rata Share of the amount by which Basic Costs (as defined below) for the applicable calendar year exceeds Basic Costs for the Base Year. During each Tax Fiscal Year, or portion thereof, falling within the Lease Term, Tenant shall pay to Landlord as Additional Rent hereunder Tenant’s Pro Rata Share of the amount by which Taxes (as defined below) for the applicable Tax Fiscal Year exceeds Taxes for the Base Year. In no event shall Tenant’s Pro Rata Share of Basic Costs for any calendar year or Tenant’s Pro Rata Share of Taxes for any Tax Fiscal Year be less than zero. Prior to the Commencement Date, or as soon as practical thereafter, and prior to January 1 of each calendar year during the Lease Term, or as soon as practical thereafter, Landlord shall make a good faith estimate of (1) Basic Costs for the applicable full or partial calendar year and Tenant’s Pro Rata Share thereof and (2) Taxes for the applicable full or partial Tax Fiscal Year and Tenant’s Pro Rata Share thereof. On or before the first day of each month during the Lease Term, Tenant shall pay Landlord, as Additional Rent, a monthly installment equal to one-twelfth of Tenant’s Pro Rata Share of (1) Landlord’s estimate of the amount by which Basic Costs for the applicable calendar year will exceed Basic Costs for the Base Year, and (2) Landlord’s estimate of the amount by which Taxes for the applicable Tax Fiscal Year will exceed Taxes for the Base Year. Landlord shall have the right from time to time to reasonably revise the estimate of Basic Costs and Taxes and provide Tenant with a revised statements therefor (provided, however, Landlord agrees that Landlord shall not issue a revised statement more than twice in any calendar year for Basic Costs and twice in any Tax Fiscal Year for Taxes), and thereafter the amount Tenant shall pay each month shall be based upon such revised estimate. If Landlord does not provide Tenant with an estimate of the Basic Costs and/or Taxes by January 1 of any calendar year, Tenant shall continue to pay a monthly installment based on the previous year’s estimate until such time as Landlord provides Tenant with an estimate of Basic Costs and/or Taxes for the current year. Upon receipt of such current year’s estimate, an adjustment shall be made for any month during the current year with respect to which Tenant paid monthly installments of Additional Rent based on the previous year’s estimate. Tenant shall pay Landlord for any underpayment within thirty (30) days after Landlord’s written demand. Any overpayment of Additional Rent shall, at Landlord’s option, be refunded to Tenant or credited against the installments of Additional Rent next coming due under the Lease. Any amount paid by Tenant based on any estimate shall be subject to adjustment pursuant to Paragraph B below when actual Basic Costs or actual Taxes, as applicable, are determined.
          B. As soon as is practical following the end of each calendar year during the Lease Term, Landlord shall furnish to Tenant a statement of Landlord’s actual Basic Costs and Taxes for the previous calendar year and Tax Fiscal Year. If for any calendar year (or, as applicable, Tax Fiscal Year) the Additional Rent collected for the prior year, as a result of Landlord’s estimate of Basic Costs or Taxes, is in excess of Tenant ‘s Pro Rata Share of the amount by which Basic Costs or Taxes, as applicable, for such prior year exceeds Basic Costs or

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Taxes for the Base Year, then Landlord shall refund to Tenant any overpayment (or at Landlord’s option apply such amount against Additional Rent due or to become due hereunder). Likewise, Tenant shall pay to Landlord, within thirty (30) days of demand therefor, any underpayment with respect to the prior year whether or not the Lease has terminated prior to receipt by Tenant of a statement for such underpayment, it being understood that this clause shall survive the expiration of the Lease.
          C. “Basic Costs” shall mean all reasonable direct and indirect costs, expenses paid and disbursements of every kind (subject to the limitations set forth below), which Landlord incurs, pays or becomes obligated to pay in each calendar year in connection with operating, maintaining, repairing, owning and managing the Building and the Property, Basic Costs shall include, without limitation, insurance premiums and deductibles, a management fee and the amortized cost of capital improvements, determined, if applicable, in accordance with generally applied accounting principles (GAAP),made to the Building or the Property which are (i) primarily for the purpose of reducing operating expense costs or otherwise improving the operating efficiency of the Property or Building; or (ii) required to comply with any laws, rules or regulations of any governmental authority or a requirement of Landlord’s insurance carrier; or (iii) primarily for the purpose of improving security at the Property or the Building. The cost of such capital improvements shall be amortized over the useful life thereof, as reasonably determined in accordance with GAAP, and shall, at Landlord’s option, include interest at a market rate that is reasonably equivalent to the interest rate that Landlord would be required to pay to finance the cost of the capital improvement in question as of the date such capital improvement is performed. Basic Costs shall also include: (x) the costs incurred by Landlord in operating, maintaining, repairing, insuring and paying personal property taxes upon any common facilities of the Property (including, without limitation, the common facilities from time to time serving the Property in common with other buildings or parcels of land), such as any so-called “loop” access roads, retention ponds, sewer and other utility lines, amenities and the like; (y) the costs incurred by Landlord in operating and maintaining shuttle bus service (if and so long as Landlord shall provide the same); and (z) payments made by Landlord under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the Property.
          D. Basic Costs shall not include the following: (i) costs of alterations of tenant spaces (including all tenant improvements to such spaces); (ii) costs of capital improvements, except as provided in Paragraph C above; (iii) depreciation, interest and principal payments on mortgages, and other debt costs, if any; (iv) real estate brokers’ leasing commissions or compensation and advertising and other marketing expenses; (v) costs of other services or work performed for the singular benefit of another tenant or occupant (other than for Common Areas); (vi) legal, space planning, construction, and other expenses incurred in procuring tenants for the Building or renewing or amending leases with existing tenants or occupants of the Building; (vii) costs of advertising and public relations and promotional costs and attorneys’ fees associated with the leasing of the Building; (viii) any expense for which Landlord actually receives reimbursement from insurance, condemnation awards, other tenants, (other than through the payment of additional rent under such tenants’ leases) or any other source; (ix) costs incurred in connection with the sale, financing, refinancing, mortgaging, or other change of ownership of the Building; (x) rental under any ground or underlying lease or

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leases; (xi) Taxes; and (xii) Environmental testing, boring, drilling on or around the Premises or Building.
          E. “Taxes” shall mean (i) all real estate taxes and assessments on the Property, the Building or the Premises, and taxes and assessments levied in substitution or supplementation in whole or in part of such taxes, (ii) all personal property taxes for the Building’s personal property, including license expenses, (iii) all taxes imposed on services of Landlord’s agents and employees, (iv) all sales, use or other tax, excluding state and/or federal income tax now or hereafter imposed by any governmental authority upon rent received by Landlord, (v) all other taxes, fees or assessments now or hereafter levied by any governmental authority on the Property, the Building or its contents or on the operation and use thereof (except as relate to specific tenants), and (vi) all reasonable costs and fees incurred in connection with seeking reductions in or refunds in Taxes including, without limitation, any costs incurred by Landlord to challenge the tax valuation of the Building, but excluding income taxes. Estimates of real estate taxes and assessments for any Tax Fiscal Year during the Lease Term shall be determined based on Landlord’s good faith estimate of the real estate taxes and assessments. Taxes and assessments hereunder are those accrued with respect to such Tax Fiscal Year, as opposed to the real estate taxes and assessments paid or payable for such Tax Fiscal Year.
          F. If the Building and the other buildings Landlord operates in conjunction therewith, if any, are not at least ninety-five percent (95%) occupied, in the aggregate, during any calendar year of the Lease Term or if Landlord is not supplying services to at least ninety-five percent (95%) of the Rentable Area of the Building and such other buildings, if any, at any time during any calendar year of the Lease Term, actual Basic Costs for purposes hereof shall be determined as if the Building and such other buildings had been ninety-five percent (95%) occupied and Landlord had been supplying services to ninety-five percent (95%) of the Rentable Area of the Building and such other buildings during such year. If Basic Costs for any calendar year during the Lease Term are determined as provided in the foregoing sentence, Basic Costs for the Base Year shall also be determined as if the Building and such other buildings, if any, had been ninety-five percent (95%) occupied and Landlord had been supplying services to ninety-five percent (95%) of the Rentable Area of the Building and such other buildings.
          G. Tenant may, at Tenant’s expense and during weekday Normal Business Hours, but only one time with respect to any operating year, review Landlord’s invoices and statements relating to the Basic Costs for the applicable operating year for the purpose of verifying the Basic Costs and Tenant’s Pro Rata Share thereof; provided that notice of Tenant’s desire to so review is given to Landlord not later than thirty (30) days after Tenant receives an annual statement from Landlord, and provided that such review is thereafter commenced and prosecuted by Tenant with due diligence. Notwithstanding the foregoing, in the event Tenant’s review determines that the Basic Costs for the applicable operating year were misstated, Tenant may then review Landlord’s invoices and statements relating to the Basic Costs for up to the prior two (2) years for the purposes of verifying the Basic Costs for such prior year(s) and Tenant’s Pro Rata Share thereof as provided hereunder. Any Basic Costs statement or accounting by Landlord shall be binding and conclusive upon Tenant unless (i) Tenant duly requests such review within such 30-day period, and (ii) within three (3) months after such review request, Tenant shall notify Landlord in writing that Tenant disputes the correctness of such statement, specifying the particular respects in which the statement is claimed to be incorrect. Tenant shall

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have no right to conduct a review or to give Landlord notice that it desires to conduct a review at any time Tenant is in default under the Lease beyond any applicable notice or cure period. The accountant conducting the review shall (x) be a qualified lease auditor having at least five (5) years applicable experience, and (y) be compensated on an hourly basis and shall not be compensated based upon a percentage of overcharges it discovers or other contingency. No subtenant shall have any right to conduct a review, and no assignee shall conduct a review for any period during which such assignee was not in possession of the Premises. Tenant agrees that all information obtained from any such Basic Costs review, including without limitation, the results of any Basic Costs review shall be kept strictly confidential by Tenant and shall not be disclosed to any other person or entity.
          H. Basic Costs that are incurred jointly for the benefit of the Building and another building or premises on the Property may be allocated between the Building and the other building or premises in accordance with the ratio of their respective rentable areas calculated using a consistent methodology, unless the other building or premises is used for a purpose materially different than the Building, in which case the affected cost items may be allocated on a commercially reasonable basis. If at any time during the Term, Landlord provides services only with respect to particular portions of the Building or Property or incurs other Basic Costs allocable to particular portions of the Building Property, then such Basic Costs may be charged entirely to those tenants, including Tenant, if applicable, of such portions, notwithstanding the provisions hereof referring to Tenant’s Pro Rata Share.
[END OF EXHIBIT C]

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Execution
EXHIBIT D
WORK LETTER
     1. Initial Alterations. Following the delivery of possession of the Premises to Tenant and Tenant’s payment of all Rent and security deposits required to be paid upon the execution of the Lease, Tenant shall have the right to perform certain alterations and improvements in the Premises (the “Initial Alterations”). Notwithstanding the foregoing, Tenant and its contractors shall not have the right to perform Initial Alterations in the Premises unless and until Tenant has complied with all of the terms and conditions of Section 9B of the Lease, including, without limitation, approval by Landlord of (a) the final plans for the Initial Alterations, (b) the contractors to be retained by Tenant to perform such Initial Alterations, and (c) the insurance coverage obtained by Tenant and its contractors in connection with the Initial Alterations. The final plans and specifications for the Initial Alterations presented to Landlord for approval shall be accompanied by a certificate from an AIA architect or licensed engineer that such plans and specifications comply in all material respects with all applicable laws, codes and regulations affecting the Building, Property and Premises. Landlord’s approval of Tenant’s plans shall not be unreasonably withheld, conditioned, or delayed as to nonstructural Alterations (nonstructural Alterations being those that do not affect the Building’s structure, roof, exterior or mechanical, electrical, plumbing, life safety or other Building systems or architectural design, character or use of the Building, Project or Premises). Within fourteen (14) days after receipt of the plans (unless the response reasonably requires a longer time), Landlord shall return one set of prints thereof with Landlord’s approval and/or required modifications noted thereon. If Landlord has approved such plans subject to modifications, such modifications shall be deemed to be acceptable to and approved by Tenant unless Tenant shall prepare and resubmit revised plans for further consideration by Landlord within fourteen (14) days. If Landlord has required modifications without approving the applicable plans, Tenant shall prepare and resubmit revised plans within fourteen (14) days for consideration by Landlord. All revised plans shall be submitted, with changes highlighted, and Landlord shall approve or disapprove such revised drawings within fourteen (14) days following receipt of the same. The foregoing submission process shall continue until Landlord has approved the plans. The final, approved plans shall constitute the “Final Plans.” Tenant shall be responsible for all elements of the Final Plans for the Initial Alterations (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of such plans shall in no event relieve Tenant of the responsibility therefor. Upon Landlord’s approval of the Final Plans, Tenant shall not materially modify, amend or alter the Final Plans (or any Initial Alterations shown thereon) without Landlord’s prior written approval. Landlord will not unreasonably withhold or delay its approval of any requested modifications, amendments or alterations to Final Plans (or any Initial Alterations shown thereon) requested by Tenant, and (unless the response reasonably requires a longer time) Landlord shall respond within fourteen (14) days to Tenant’s request. Any material changes in the Initial Improvements from Final Plans as approved by Landlord shall be subject to Landlord’s prior written approval, which shall not be unreasonably withheld or delayed as to nonstructural Alterations. Any deviation (other than immaterial changes that do not affect the quality or nature of the improvements or require an alteration in any Building mechanical, electrical, plumbing, fire or life-safety systems or Landlord’s permits and approvals) in construction from the Final Plans as approved by Landlord

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shall, at Landlord’s election, constitute a default for which Landlord may, after applicable notice and cure periods, elect to exercise the remedies available in the event of default under the provisions of this Lease, unless such default is cured in accordance with and in the time periods set forth in the Lease.
     2. Tenant’s Cost. Except as otherwise expressly provided in the Lease, Tenant agrees to accept the Premises in its “as-is” condition and configuration, without representation or warranty by Landlord or anyone acting on Landlord’s behalf, it being agreed that Landlord shall not be required to perform any work or, except as provided below with respect to the Improvement Allowance, incur any costs in connection with the construction or demolition of any improvements in the Premises. Tenant acknowledges that Tenant currently occupies the Premises and is fully and completely aware of their condition, and that Tenant is completely and independently familiar with the Premises, including without limitation the Building, and is accepting the Premises in their “as is” condition as set forth above, subject to the terms and conditions of the Lease.
     3. Upon Approval. After Landlord’s approval of the Final Plans by Landlord, Tenant shall proceed promptly to commence construction of the Initial Alterations in accordance with the Final Plans, the Lease and this Work Letter. Tenant’s contractors and subcontractors shall be licensed and be acceptable to and approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed, and shall, at Landlord’s option, be subject to administrative supervision by Landlord in their use of the Building. Landlord’s approval of the general contractor to perform the Initial Alterations shall not be considered to be unreasonably withheld if any such general contractor (a) does not have trade references reasonably acceptable to Landlord, (b) does not maintain insurance as reasonably required by Landlord, (c) does not have the ability to be bonded for the work in an amount satisfactory to Landlord, (d) is not acceptable to Landlord based on such contractor’s past performance in the Building or other properties, or (e) is not licensed as a contractor in the state and municipality in which the Premises is located. At Landlord’s request, Tenant shall furnish to Landlord a copy of the executed contract and applicable detailed cost schedule (and applicable back-up material as reasonably requested by Landlord) between Tenant and Tenant’s contractor covering all of Tenant’s obligations under this Work Letter. Tenant shall use commercially reasonable efforts to cause such work to be performed in as efficient a manner as is commercially reasonable. Tenant shall indemnify Landlord from and reimburse Landlord on demand for the cost of repairing any damage to the Building caused by Tenant or its contractors during performance of the Initial Alterations. Tenant’s contractor(s) shall conduct their work and employ labor in such manner as to maintain harmonious labor relations and to coordinate their activities with Landlord’s contractors so as not to interfere with any work in or about the Project or the Building and shall be subject to reasonable scheduling requirements of Landlord.
     4. Tenant’s Contractors. Tenant acknowledges that it has engaged (or shall engage) its architects and contractors and Tenant shall be solely responsible for the actions and omissions of its architects and contractors or for delays caused by its architects or contractors. Landlord’s approval of any of Tenant’s architects or contractors and of any documents prepared by any of them shall not be for the benefit of Tenant or any third party or be construed as a representation or warranty as to the suitability or legal compliance of same, and Landlord shall have no duty to Tenant or to any third parties for the actions or omissions of Tenant’s architects or contractors.

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Tenant shall indemnify and hold harmless Landlord against any and all losses, costs, damages, claims and liabilities arising from the actions or omissions of Tenant’s architects and contractors.
     5. Prior to Commencement. Prior to commencing Tenant’s Improvements, Tenant shall deliver to Landlord the following:
     (a) The address of Tenant’s contractor(s), and the names of the primary subcontractors Tenant’s contractor intends to engage for the construction of the Tenant’s Improvements and Notices of Identification from each such entity pursuant to M.G.L. c.254, §4.
     (b) The estimated commencement date of construction and the estimated date of completion of the work, including fixturization.
     (c) Certificates of insurance evidencing that Tenant and Tenant’s contractor(s) have in effect (and shall maintain at all times during the course of the construction of Tenant’s Improvements hereunder) workers’ compensation insurance to cover full liability under workers’ compensation laws of the state in which the Project is located with employers’ liability coverage; commercial general liability for the hazards of operations, independent contractors, products and completed operations (on a per occurrence basis) including contractual liability coverage specifically covering the indemnification provision in the construction contract, broad form property damage and coverage for explosion, collapse and underground hazards, “personal injury” liability insurance and an endorsement providing that the insurance afforded under the contractor’s policy is primary insurance as respects Landlord and Tenant and that any other insurance maintained by Landlord or Tenant is excess and non-contributing with the insurance required hereunder, provided that such insurance may be written through primary or umbrella insurance policies with a minimum policy limit of $3,000,000.00; “all-risk” builder’s risk insurance in the completed value (non-reporting) form providing coverage even after “partial occupancy” of the Building including similar “floater” insurance on all materials stored off the Property or in transit thereto; and any other insurance required under the Lease. All such property coverages shall be maintained in an amount equal to one hundred percent (100%) of the full replacement cost of all of the Initial Alterations and Tenant’s contents therein and in any event, in an amount sufficient to prevent any insured party from incurring any co-insurance liability. Landlord, Landlord’s lender and Tenant are to be included as an additional insured for insurance coverages required of the general contractor. All inspections and approvals necessary and appropriate to complete Tenant’s Improvements in accordance with the Final Plans and as necessary to obtain a certificate of occupancy as herein provided are the responsibility of Tenant and its contractor(s). Tenant shall arrange a meeting prior to the commencement of construction between Landlord (and its contractor) and Tenant’s contractors for the purpose of organizing and coordinating the completion of the Initial Alterations.
     (d) An executed copy of any applicable building permit for such work.
     6. Upon Completion. Upon completion of the Initial Alterations, Tenant shall furnish Landlord:

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     (a) a Certificate of Occupancy issued by the Town of Andover and other evidence satisfactory to Landlord that Tenant has obtained the governmental approvals necessary to permit occupancy of the Premises for the Permitted Use; and
     (b) the certification of Tenant and its architect that the Initial Alterations have been installed in a good and workmanlike manner in accordance with the approved Final Plans, and in accordance with applicable laws, codes and ordinances
     (c) a notarized affidavit from Tenant’s contractor(s) that all amounts due for work done and materials furnished in completing Tenant’s Improvements have been paid; and
     (d) final releases of liens satisfactory in form and substance to Landlord from all contractors, subcontractors or material suppliers that have been involved in the performance of the Initial Alterations; and
     (e) two (2) complete sets of as-built plans (one (1) reproducible) and specifications covering all of the Initial Alterations, including architectural, electrical, and plumbing, with a list and description of all work performed by the contractors, subcontractors, and material suppliers, with all changes or modifications listed thereon.
     7. Damage to Building. Tenant shall also be responsible for the cost of any alterations or repairs to the Building required as a result of Initial Alterations. Any damage to the existing finishes of the Building shall be patched and repaired by Tenant, at its expense, and all such work shall be done to Landlord’s satisfaction. If any patched and painted area does not match the original surface, then the entire surface shall be repainted at Tenant’s expense. To the maximum extent this agreement may be made effective according to law, Tenant agrees to indemnify and hold harmless Landlord, its agents, and employees from and against any and all costs, expenses, damage, loss, or liability, including, but not limited to, reasonable attorneys’ fees and costs, which arise out of, is occasioned by, or is in any way attributable to the build-out of the Premises by Tenant pursuant to this Work Letter.
     8. Payment of Costs for the Initial Alterations: Improvement Allowance. Subject to the Improvement Allowance set forth herein, Tenant shall pay all of the costs and expenses of the Initial Alterations (which cost shall include, without limitation, the costs of construction, the cost of permits and permit expediting, and all architectural and engineering services obtained by Tenant in connection therewith). Landlord will provide Tenant an allowance (the “Improvement Allowance”) of Ten 00/100 Dollars ($10.00) per square foot of Rentable Area of the Premises, not to exceed One Hundred Twenty-One Thousand Five Hundred and 00/100 Dollars ($121,500.00). The Improvement Allowance shall be utilized first for so-called “hard” costs and building improvements to the Premises pursuant to the Final Plans and then for so-called “soft” costs limited to architectural and design costs, construction or project management fees, reasonable moving costs, and cabling and telecommunication fees relating directly to Tenant’s fit-up of and/or move into the Premises. So long as Tenant is not in default of the Lease beyond any applicable notice or cure period, payment of the Improvement Allowance shall be paid by Landlord to Tenant, based upon requests for payment submitted by Tenant not more often than monthly. Each request for payment shall be accompanied by a written certification satisfactory to Landlord by Tenant’s architect that all work up to the date of the request for

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payment has been completed, along with the releases (partial or complete) of liens from all of Tenant’s contractors and subcontractors for all work done and materials furnished up to the date of Tenant’s request for payment and Tenant’s final request for payment shall also be accompanied by the applicable items required under Section 6, above, along with any other support documentation reasonably required by Landlord in connection therewith. Any and all costs for the construction of the Premises above the Improvement Allowance shall be paid by Tenant to the applicable contractors, subcontractors, and material suppliers. Landlord reserves the right to make any payment (or portion thereof) of the Improvement Allowance payable jointly to Tenant and its general contractor (or subcontractor or supplier) or directly to such contractor, subcontractor or supplier. In the event Tenant does not use the entire Improvement Allowance, then so long as Tenant is not in default of the Lease beyond any applicable notice or cure period, Tenant shall be entitled to use any such remaining unused balance thereof as a credit against Base Rent.
     9. Miscellaneous. This Work Letter shall not be deemed applicable to any additional space added to the original Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Lease Term, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease. All capitalized terms used in this Work Letter but not defined herein shall have the same meanings ascribed to such terms in the Lease.

5

Execution
EXHIBIT E
ADDITIONAL PROVISIONS
     34. Parking. Tenant shall have the right to use, for its employees and guests, on a non-exclusive and unreserved basis, up to eighteen (18) unreserved parking spaces on levels two (2), three (3) and four (4) in the covered parking garage serving the Building as identified on Exhibit G and six (6) unreserved parking spaces located in the “up front” parking area (being the lots known as Lots “C”, “D” and “E” also as identified on Exhibit G) and twelve (12) unreserved parking spaces located in the general parking lots also as identified on Exhibit G. At Landlord’s election and at no cost to Tenant, Landlord may reasonably designate parking spaces for exclusive use by Tenant and other tenants of, and/or visitors to, the Property and may install signage or implement a pass or sticker system to control parking use. Tenant’s right to the use of such parking shall be subject to compliance with the reasonable rules and regulations promulgated by Landlord from time to time. Landlord shall have no liability whatsoever for any property damage, loss or theft and/or personal injury which might occur as a result of or in connection with the use of the parking by Tenant, its employees, agents, servants, customers, invitees and licensees, and Tenant hereby agrees to indemnify and hold Landlord harmless for, from and against any and all costs, claims, expenses, and/or causes of action which Landlord may incur in connection with or arising out of Tenant’s use of the parking. To the maximum extent this agreement may be made effective according to law, Landlord shall not be liable to Tenant in damages or otherwise under any circumstances for failure to provide parking if at any time Landlord is prevented from doing so for reasons beyond its reasonable control, including without limitation, as the result of a taking or condemnation, or during any temporary need to close the parking lots or portions thereof for maintenance, repair or replacement.
     35. Extension Option. Landlord hereby grants to Tenant an option to extend the Lease Term for one (1) five (5) year period (the “Extension Period”). The Extension Period shall commence on the day following the expiration of the initial Lease Term (the “Extension Commencement Date”) and shall expire on the day preceding the fifth (5th) anniversary of the Extension Commencement Date, unless sooner terminated in accordance with the terms and provisions of the Lease.
          (a) The Extension Period shall be upon the same terms, covenants, and conditions as set forth in the Lease with respect to the initial Lease Term, except that Base Rent payable during the Extension Period shall be equal to ninety-five percent (95%) of the Fair Market Rental Rate (as defined below) for lease terms commencing on or about the Extension Commencement Date, as reasonably determined by Landlord, and in no event shall Landlord have any obligation to perform any work to the Premises for use or occupancy by Tenant or provide Tenant any allowance therefor. Tenant shall be obligated to pay Tenant’s Pro Rata Share of Basic Costs and Taxes during the Extension Period, if Tenant has elected to extend the Lease Term.
          (b) If Tenant desires to exercise its option to extend, Tenant shall no earlier than fifteen (15) months prior to the expiration of the initial Lease Term, and no later than twelve (12) months prior to the expiration of the initial Lease Term, time being of the essence, notify Landlord in writing of its desire to extend and request of Landlord its determination of the Fair

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Market Rental Rate (“Tenant’s Initial Notice”). Landlord shall, within thirty (30) days of its receipt of Tenant’s Initial Notice, notify Tenant in writing (“Landlord’s Notice”) of the rental rate for the Extension Period (the “Extension Period Rental Rate”). If Tenant desires to extend the Lease Term for the Extension Period at the Extension Period Rental Rate, Tenant shall so notify Landlord in writing (the “Extension Notice”) within thirty (30) days after Landlord delivers Landlord’s Notice to Tenant. If Tenant does not so exercise its right for the Extension Period, then Tenant may notify Landlord in writing (the “Negotiation Notice”) within thirty (30) days after Landlord delivers Landlord’s Notice to Tenant that Tenant disagrees with Landlord’s determination of the Fair Market Rental Rate, in which case Tenant shall concurrently notify Landlord of Tenant’s determination of the Fair Market Rental Rate, and if the patties are unable to agree upon a Fair Market Rental Rate within thirty (30) days after such response by Tenant (the “Negotiation Period”), then such dispute shall be settled by binding arbitration as hereinafter described. If Tenant fails to deliver either the Extension Notice or Negotiation Notice within the time periods specified above, the option to exercise the Extension Period shall be deemed waived, time being of the essence. If Tenant fails to timely exercise its rights hereunder, then within seven (7) days of Landlord’s request therefor, Tenant shall execute and deliver to Landlord a certification, in recordable form, confirming the Tenant’s failure to exercise (or waiver of) such right, and Tenant’s failure to so execute and deliver such certification shall (without limiting Landlord’s remedies on account thereof) entitle Landlord to execute and deliver to any third party, and record, an affidavit confirming the failure or waiver, which affidavit shall be binding on Tenant and may be conclusively relied on by third parties.
          (c) Landlord and Tenant, within fifteen (15) days after expiration of a Negotiation Period, shall each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Fair Market Rental Rate for the Extension Period (collectively referred to as the “Estimates”). If the higher of such Estimates is not more than one hundred five percent (105%) of the lower of such Estimates, then the Fair Market Rental Rate shall be the average of the two Estimates. If the Fair Market Rental Rate is not so resolved pursuant to the preceding sentence, Landlord and Tenant, within fifteen (15) days after the exchange of Estimates, shall each select an appraiser to determine which of the two Estimates more closely reflects the Fair Market Rental Rate for the Premises for the Extension Period. Each appraiser selected pursuant to this Section shall be certified as an MAI appraiser and shall have had at least ten (10) years experience as a real estate appraiser of which at least the last five (5) years immediately preceding the Negotiation Period must be as a real estate appraiser working in the Andover, Massachusetts office market, with working knowledge of current rental rates and market practices. For purposes of this Section, “MAI appraiser” means an individual who holds an MAI designation conferred by, and is an independent member of, the American Appraisal Institute (or its successor organization, or in the event there is no successor organization, the organization and designation most similar) and who is not affiliated with Landlord or Tenant. Upon selection, Landlord’s and Tenant’s appraisers shall work together in good faith to agree upon which of the two (2) Estimates more closely reflects the Fair Market Rental Rate for the Premises for the Extension Period. The Estimate chosen by such appraisers shall be binding on both Landlord and Tenant as the Base Rent rate for the Extension Period. If either Landlord or Tenant fails to appoint an appraiser within the fifteen (15) day period referred to above, then the appraiser appointed by the other party shall be the sole appraiser for the purposes hereof. If the two appraisers cannot agree upon which of the two Estimates most closely reflects the Fair Market Rental Rate within twenty (20) days after their appointment; then, within ten (10) days

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after the expiration of such twenty (20) day period, the two (2) appraisers shall select a third appraiser meeting the aforementioned criteria (or, if such two appraisers are unable to select a third appraiser, such selection shall be made by the President of the local chapter of the American Appraisal Institute [or its successor organization]). Once the third appraiser has been selected as provided for above, then, as soon thereafter as practicable, but in any case within fourteen (14) days, the third appraiser shall make its determination of which of the two Estimates more closely reflects the Fair Market Rental Rate for the Premises for the Extension Period and such appraiser shall not select anything other than one of the two Estimates from Landlord and Tenant and the Estimate so selected by the third appraiser shall be binding on both Landlord and Tenant as the Fair Market Rental Rate for the Premises for the Extension Period. The patty whose Estimate is not selected as the Fair Market Rental Rate shall pay the costs of the third appraiser and of any experts retained by the third appraiser. Any fees of any appraiser, counsel or experts engaged directly by Landlord or Tenant, however, shall be borne by the party retaining such appraiser, counsel or expert.
          (d) Unless Landlord, in its sole and absolute discretion, otherwise agrees in writing, Tenant may only exercise its option to extend and an exercise thereof shall only be effective, if at the time of Tenant’s exercise of the option and on the Extension Commencement Date, the Lease is in full force and effect and no uncured default by Tenant under the Lease shall then exist, and, inasmuch as the option to extend is intended only for the original Tenant named in the Lease, Tenant has not assigned the Lease or sublet any portion of the Premises.
          (e) Upon the valid exercise by Tenant of the option to extend, Landlord and Tenant shall promptly enter into a written supplement to the Lease confirming the rent for the Extension Period determined as provided above, and with the other terms, conditions and provisions applicable to the Extension Period, as determined in accordance with the provisions of this Section. Upon the exercise by Tenant of its option to extend, the Termination Option (as defined below) shall be null and void and of no further force or effect.
          (f) For purposes of the Lease, the term “Fair Market Rental Rate” shall mean a rate comprised of (i) the prevailing base rental rate per square foot of rentable area available in the Pertinent Market (as defined below), and taking into account tenant improvement allowances, other tenant inducements, operating cost stops and tax cost stops, and brokerage commissions, and (ii) any escalation of any such base rental rate (based upon a fixed step and/or index) prevailing in the Pertinent Market, taking into account (A) comparable leases (on the basis of factors such as, but not limited to, size and location of space and commencement date and term of lease), if any, recently executed for improved space in the Building, and (B) leases for comparable (on the basis of factors such as, but not limited to, size and location of space and commencement date and term of lease) improved space in office buildings in the Andover, Massachusetts area which are comparable to the Building in reputation, quality, age, size, location and level and quality of services provided and which have reached economic stabilization and are not, for any other reason, offering below market rents (the foregoing factors not being exclusive in identifying comparable buildings) (the Building, together with such comparable buildings, if applicable, being herein referred to as the “Pertinent Market”).
     36. Tenant’s Option To Terminate. Provided that (a) Tenant has not assigned the Lease or sublet any portion of the Premises and (b) Tenant is not in default under the Lease

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beyond any applicable notice or cure period, has not delivered the Extension Notice and has not delivered the Acceptance Notice (hereinafter defined) (i.e., has not exercised a renewal option or Right of First Offer), Tenant shall have a one (1) time option to terminate the Lease (the “Termination Option”), effective as of the last day of the thirty-ninth (39th) full month of the Lease Term (the date when the Lease is terminated pursuant to this Section being referred to herein as the “Early Termination Date”). Tenant shall exercise the Termination Option by (i) delivering to Landlord written notice (the “Termination Notice”) of such election to terminate the Lease at least nine (9) months’ prior to the Early Termination Date and (ii) paying to Landlord the Termination Payment (hereinafter defined) within ten (10) business days of submittal of the Termination Notice. If Tenant delivers the Termination Notice and the Termination Payment in a timely manner, then the Lease shall be deemed to have expired by lapse of time on the Early Termination Date. Tenant shall return the Premises to Landlord on the Early Termination Date in accordance with the terms of the Lease, including, but not limited to, Section 26. If Tenant fails to make the Termination Payment in a timely manner, the Termination Option shall, at Landlord’s option, be void. Unless Landlord otherwise agrees in writing, Tenant may not exercise the Termination Option, and no exercise thereof shall be effective, if a default or event or circumstance which with the giving of notice or passage of time or both could constitute a default by Tenant shall exist under the Lease as of the date on which the Termination Notice is given or as of the Early Termination Date. Upon Tenant’s delivering the Termination Notice, any and all rights of Tenant to extend the Lease Term or to lease additional space in the Building, whether pursuant to a right of first offer, a right of first refusal, an expansion option, or otherwise, shall immediately be void and of no further force or effect. All obligations of either party to the other which accrue under the Lease on or before the Early Termination Date shall survive such termination. As used herein, “Termination Payment” shall mean the sum of (1) the unamortized balance of the Leasing Costs (hereinafter defined ) as of the Early Termination Date had the Leasing Costs been loaned to Tenant as of the Commencement Date at the interest rate of nine percent (9%) per annum and had such loaned amount been repaid in equal monthly installments commencing on the Commencement Date in amounts sufficient to fully amortize such loaned amount and the imputed interest thereon on the Expiration Date and (2) an amount equal to two (2) multiplied by the sum of Base Rent due at the rate specified under the Lease for the full calendar month immediately preceding the Early Termination Date. The term “Leasing Costs” shall mean the sum of (i) the total brokerage commission payable by Landlord and all other fees and costs incurred by Landlord in connection with the Lease transaction (including, without limitation attorneys’ fees and costs) and (ii) the amount of the Improvement Allowance paid (or credited) by Landlord to Tenant as provided above. Landlord and Tenant acknowledge that the Termination Payment is not a penalty, but is a reasonable estimate of the damages to be suffered by Landlord as a consequence of Tenant’s exercise of the Termination Option. Tenant hereby acknowledges and agrees that Tenant shall not be entitled to any rebate or return of any portion of the Termination Payment as a consequence of the actual costs incurred by Landlord in re-letting the Premises being less than the Termination Payment.
     37. Right of First Offer. Landlord hereby grants to Tenant the on-going option to lease, upon the terms and conditions hereinafter set forth, but subject to the existing rights of any current tenants of the Building (including those held pursuant to Landlord’s lease with Richard D. Kimball Co., as same may be amended) and subject to Landlord’s right to renew or extend the term of the lease of the then-current tenant or occupant of the Offer Space (hereinafter defined ), approximately 8,240 rentable square feet of space on the second (2nd) floor of the Building

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contiguous to the Premises more particularly shown on Exhibit H attached hereto (the “Offer Space”) which becomes available for leasing (as determined in accordance with paragraph (a) below) during the Offer Period (hereinafter defined), prior to entering into a lease for such space with another party.
     (a) The Offer Space shall be deemed to be “available for leasing” when any lease or occupancy agreement (including extension periods) on the Offer Space has expired or is due to expire and Landlord is prepared to offer to lease the Offer Space to parties other than to the then-current tenant or occupant of such Offer Space and other than current tenants of the Building with existing rights to lease such space.
     (b) Prior to Landlord’s marketing the Offer Space that is available for leasing during the Offer Period, Landlord shall give Tenant a written notice (the “Offer Notice”) setting forth (i) the location and (ii) the anticipated availability date (the “Offer Space Commencement Date”). Tenant acknowledges that the Offer Space is currently available for leasing as of the date of this Lease and Tenant has elected not to lease the Offer Space at this time but Landlord shall endeavor to provide to Tenant the status of the marketing and leasing of the Offer Space from time to time upon Tenant’s request therefor.
     (c) Tenant’s right to lease the Offer Space shall be exercisable by written notice (the “Acceptance Notice”) from Tenant to Landlord delivered not later than ten (l0) business days after the Offer Notice is delivered to Tenant, time being of the essence. Tenant may not elect to lease less than the entire portion of Offer Space described in the Offer Notice. If Tenant does not exercise the right to lease the Offer Space, then Landlord shall have the right thereafter to lease such space to another prospective tenant without further offering such space to Tenant, and within seven (7) business days of Landlord’s request therefor, Tenant shall execute and deliver to Landlord a certification, in recordable form, confirming the Tenant’s failure to exercise (or waiver of) such right, and Tenant’s failure to so execute and deliver such certification shall (without limiting Landlord’s remedies on account thereof) entitle Landlord to execute and deliver to any third party, and record, an affidavit confirming the failure or waiver, which affidavit shall be binding on Tenant and may be conclusively relied on by third parties. If Tenant has validly exercised its option to lease the Offer Space, then the Offer Space shall be included in the Premises, subject to all the agreements, terms and conditions of the Lease as modified by the terms set forth in the applicable Offer Notice.
     (d) Tenant’s right to lease Offer Space is subject to the following additional terms and conditions:
          (i) The Lease must be in full force and effect on the date on which Tenant exercises its option of first offer to lease Offer Space and on the Offer Space Commencement Date;
          (ii) Tenant must not be in default under the Lease beyond any applicable notice or cure period, either on the date Tenant exercises its option to lease Offer Space or on the Offer Space Commencement Date, unless Landlord, in its sole and absolute discretion, agrees in writing to permit Tenant to lease such Offer Space notwithstanding such default; and

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          (iii) Tenant shall not have assigned the Lease or shall not have sublet all or substantially all of the Premises (except, in either instance, in accordance with a Permitted Transfer).
     (e) If Tenant has validly exercised its option to lease the Offer Space, then effective as of the Offer Space Commencement Date, the Offer Space shall be included in the Premises, subject to all of the terms, conditions and provisions of this Lease except that:
          (i) The Rentable Area in the Premises shall be increased by the number of square feet of rentable area in the Offer Space and such Rentable Area in the Premises, as so increased, shall be used in calculating the increases in Tenant’s Pro Rata Share;
          (ii) The Lease Term with respect to the Offer Space shall commence on the Offer Space Commencement Date and shall expire simultaneously with the expiration or earlier termination of the Lease Term, including any extension or renewal thereof; and
          (iii) The Offer Space shall be rented in its “as is” condition as of the Offer Space Commencement Date, without representation or warranty by Landlord or any other party acting on behalf of Landlord and in no event shall Landlord have any obligation to perform any work to the Offer Space for use or occupancy by Tenant or provide Tenant any allowance therefor.
     (f) If Landlord fails to deliver possession on the Offer Space Commencement Date of the Offer Space because of any act or occurrence beyond the reasonable control of Landlord, including, without limitation, the holding over of any tenants or occupants beyond the expiration of their lease terms or other causes of such nature, then Landlord shall not be subject to any liability for failure to deliver possession, and such failure to deliver possession shall not affect either the validity of the Lease or the obligations of either Landlord or Tenant thereunder or be construed to extend the expiration of the Lease Term either as to the Offer Space or the balance of the Premises; provided, however, that under such circumstances, (i) Landlord shall make reasonable efforts to obtain possession of such portion of the Offer Space and (ii) Rent shall not commence as to such portion of the Offer Space until Landlord is able to deliver possession thereof to Tenant.
     (g) Upon the valid exercise by Tenant of its option to lease Offer Space, Landlord and Tenant shall promptly enter into a written supplement to the Lease reflecting the terms, conditions and provisions applicable to such portion of the Offer Space, as determined in accordance herewith.
     (h) In the event any portion of the Offer Space is leased to Tenant other than pursuant to the right of first offer described herein, such portion of the Offer Space shall thereupon be deleted from the Offer Space.
     (i) As used herein, the term “Offer Period” shall mean the period commencing on the date of the Lease and expiring on the date which is twelve (12) months prior to the Expiration Date.

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Execution
EXHIBIT F
COMMENCEMENT LETTER
     Date
     Tenant
     Address

     Re: Commencement Letter with respect to that certain Lease dated                                          by and between                                          , as Landlord, and                                         , a(n)                     , as Tenant, for a Rentable Area in the Premises of                     square feet on the                      floor of the Building located at                                         ,                     ,           .
     Dear                                         :
     In accordance with the terms and conditions of the above referenced Lease, Tenant hereby accepts possession of the Premises and agrees as follows:
     The Commencement Date of the Lease is                                                             ;
     The Expiration Date of the Lease is                                                             .
     Landlord agrees to complete the work in the Premises identified in the punchlist jointly prepared by Landlord and Tenant dated                                         . Tenant accepts possession of the Premises subject to Landlord’s obligation to complete the work identified on the punchlist.
     Please acknowledge your acceptance of possession and agreement to the terms set forth above by signing all three (3) copies of this Commencement Letter in the space provided and returning two (2) fully executed copies of the same to my attention.
     Sincerely,
     XXXXXXXXX
     Property Manager
     Agreed and Accepted:
     TENANT:

By:
Name:
Title:

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Execution
EXHIBIT G
TENANT’S PARKING AREA
[Attached]

1

SIGI

SITE PLAN OF PROJECT WITH PARKING

Exhibit G

HAVERHILL STREET
PARKING LOT "A"
PARKING LOT "R-3"
100 BRICKSTONE SQUARE
200 BRICKSTONE SQUARE
PARKING LOT "B"
PARKING LOT "C"
TANTALON ROAD
PARKING LOT "M"
SHAWSHEEN RIVER
PARKING LOT "R-2"
PARKING LOT "J-SOUTH"
PARKING LOT "D"
SERVICE ROAD
300 BRICKSTONE SQUARE
YORK STREET
(6) Unreserved parking spaces in lots C,D & E
LOT "J-NORTH"
500 BRICKSTONE SQUARE PARKING GARAGE
PARKING LOT "E"
PARKING LOT "L"
(18) unreserved Premium Parking Spaces levels 3 & 4 in Parking Garage
(12) General Parking Spaces in Parking Lots "G", "H", "K", "L", and "M".
SERVICE ROAD
PARKING LOT "I"
PARKING LOT "H"
PARKING LOT "G"
SHAWSHEEN RIVER
NORTH
400 BRICKSTONE SQUARE
PARKING LOT "K"

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Execution
EXHIBIT H
OFFER SPACE

1